UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Harleysville Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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William W. Scranton III	215.256.5000
Chairman of the Board	www.harleysvillegroup.com
355 Maple Avenue
Harleysville, PA 19438

March 28, 2007

Dear Harleysville Group Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company’s headquarters, 355 Maple Avenue, Harleysville, Pennsylvania, on Wednesday, April 25, 2007, at 10:30 a.m.

At the meeting, stockholders will vote on four scheduled items of business.  The items and the votes the Board of Directors recommends are:

Item	Recommended Vote
1. Election of Class A Directors	FOR
2. Approval of the Amended and Restated Equity Incentive Plan	FOR
3. Approval of the Amended and Restated Directors’ Equity Compensation Plan	FOR
4. Ratification of Independent Registered Public Accounting Firm	FOR

We also will discuss Harleysville Group’s 2006 operations and will be pleased to answer your questions about the Company.  Enclosed with this proxy statement are your proxy card and the 2006 Annual Report.

We look forward to seeing you on April 25, 2007.  Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

Sincerely,

William W. Scranton III

Robert A. Kauffman	215.256.5000
Secretary	www.harleysvillegroup.com
355 Maple Avenue
Harleysville, PA 19438

HARLEYSVILLE GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2007

To the Stockholders of
    HARLEYSVILLE GROUP INC.

The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 a.m., Wednesday, April 25, 2007, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following scheduled items of business:

1.                                       To elect the Class A directors;

2.                                       To approve the Amended and Restated Equity Incentive Plan;

3.                                       To approve the Amended and Restated Directors’ Equity Compensation Plan; and

4.                                       To ratify KPMG LLP as the Company’s independent registered public accounting firm.

We also may transact such other business as may properly be presented at the meeting.

Your Board recommends a vote to elect the nominated directors, to approve the Amended and Restated Equity Incentive Plan and the Amended and Restated Directors’ Equity Compensation Plan, and to ratify KPMG LLP as the Company’s independent registered public accounting firm.

For further information on these proposals, please read the proxy statement that follows.

The Board of Directors has fixed the close of business on March 1, 2007 as the record date for determining the stockholders entitled to vote at the Annual Meeting.

This notice, the proxy statement, the proxy card, and the 2006 Annual Report to Stockholders are being distributed to stockholders on or about March 28, 2007.

By Order of the Board of Directors,

Robert A. Kauffman

March 28, 2007

Table of Contents

ANNUAL MEETING OF STOCKHOLDERS
Purpose of Proxy Statement
Matters to be Voted Upon
Voting Procedures

BOARD OF DIRECTORS
Corporate Governance Practices
Board and Committee Meetings
Board Committee Members & Meetings During 2006
Director Nomination Procedures
Security Holder Communication Process

STOCKHOLDER ACTIONS
Item 1.	Election of Directors
Biographies of Director Nominees and Directors Continuing in Office

Item 2.	Approval of the Amended and Restated Equity Incentive Plan
Key Terms of the Plan
Federal Income Tax Consequences

Item 3.	Approval of the Amended and Restated Directors’ Equity Compensation Plan
Key Terms of the Plan
Federal Income Tax Consequences

Item 4.	Ratification of KPMG as Independent Registered Public Accounting Firm for 2007
Audit Fees

AUDIT COMMITTEE REPORT

STOCK OWNERSHIP
Table I — Five Percent Stockholders
Table II — Beneficial Ownership of Directors and Executive Officers
Securities Authorized Under Equity Compensation Plans as of December 31, 2006
Executive Officers

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Summary Compensation Table
2006 Grant of Plan-Based Awards Table
2006 Option Exercises and Stock Vested Table
Outstanding Equity Awards at Fiscal Year End Table
Pension Benefits Table
Nonqualified Deferred Compensation Table
Post-Employment Arrangements

NON-EXECUTIVE DIRECTOR COMPENSATION

COMPENSATION & PERSONNEL DEVELOPMENT COMMITTEE REPORT

RELATED PARTY TRANSACTIONS

SECTION 16 REPORTING COMPLIANCE

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN

ANNUAL MEETING OF STOCKHOLDERS

Purpose of Proxy Statement

The Board of Directors of Harleysville Group is soliciting your proxy for voting at the 2007 Annual Meeting of Stockholders to be held April 25, 2007, at the headquarters of the Company.  This proxy statement is being distributed to stockholders on or about March 28, 2007.

Matters to be Voted Upon

At the Annual Meeting, stockholders will vote on the election of two Class A directors:  G. Lawrence Buhl and William E. Storts.  Please see pages 12-13 for information on the election of these directors.  Stockholders also will vote on proposals to approve the Amended and Restated Equity Incentive Plan and the Amended and Restated Directors’ Equity Compensation Plan (the “Plans”).  Please see pages 15-22 for information on the approval of the Amended and Restated Equity Incentive Plan; and pages 23-28 for information on the approval of the Amended and Restated Directors’ Equity Compensation Plan.  Additionally, stockholders will be asked to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2007.  Please see page 29 for information on the ratification of KPMG LLP.

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting.  If other matters are properly presented at the meeting, your signed and dated proxy card authorizes any of Arthur E. Chandler, Robert A. Kauffman, or Kevin J. McArdle to vote your shares in accordance with his best judgment.

Voting Procedures

Who May Vote

Stockholders as of the close of business on March 1, 2007 (the Record Date) are entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

How to Vote

Stockholders may vote:

•                  In person at the meeting, or

•                  By mail by completing and returning the enclosed proxy card.

Quorum to Transact Business

A quorum for the transaction of business at the Annual Meeting consists of the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock.  As of the Record Date, 33,263,658 shares of Harleysville Group’s common stock were issued and outstanding.  If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

Vote Needed to Approve Each Item

Each proposal submitted to stockholders, including the election of directors and the ratification of KPMG LLP as the independent registered public accounting firm for 2007, will be approved if each such proposal receives the affirmative vote of the holders representing a simple majority of all shares present and entitled to vote.  As of the Record Date, Harleysville Mutual Insurance Company owned 17,002,445 shares (or approximately 53 percent) of Harleysville Group’s outstanding common stock.  The Company is thus a “controlled company” under NASDAQ listing requirements.  Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominees for director proposed by the Company, for approval of the proposed amendments to the Plans, and for the ratification of KPMG LLP.  As a result, the director candidates nominated by the Company will be elected, and the Amended and Restated Equity Incentive Plan, the Amended and Restated Directors’ Equity Compensation Plan, and KPMG LLP’s selection as the Company’s independent public accounting firm for 2007 will be approved regardless of the votes cast by other stockholders.

Voting of Shares via Proxy

If you have submitted a properly executed proxy by mail and are part of the quorum, your shares will be voted as you indicate on your proxy.  If you sign, date, and mail in your proxy card without indicating how it should be voted on the election of the directors, or on the approval of the Plans, or on the ratification of KPMG LLP, your shares will be voted in favor of each such proposal.  A proxy card marked “withhold” regarding the election of director nominees, or “abstain” regarding the approval of the Amended and Restated Equity Incentive Plan or the Amended and Restated Directors’ Equity Compensation Plan, or with respect to the ratification of KPMG LLP, will not be voted on for that specific item, but will be included as present and entitled to vote for determining whether the item has been approved.  Broker non-votes are not considered as votes entitled to be cast on a matter and, thus, will have no effect on the result of the applicable vote.  A broker non-vote occurs when a broker votes on some matters on the proxy card, such as election of directors, but not on others because the broker does not have the authority to do so.

Revocation of Proxy

If you later decide to revoke or change your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Duplicate Proxy Statements and Cards

You may receive more than one proxy statement, proxy card, or annual report.  This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Mellon Investor Services LLC, the Company’s transfer agent.  To have all your shares voted, please sign and return all the proxy cards you have received.  If you wish to have your accounts registered in the same name(s) and address, please call Mellon Investor Services LLC, at 888.525.8792, or contact Mellon through its Web site: www.melloninvestor.com.

Other Information

Stockholder Proposals

An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders must notify the Secretary of the Company.  The proposal must be received at the Company’s offices no later than November 17, 2007.  A stockholder must have been a registered or beneficial owner of at least one percent of the Company’s outstanding common stock or stock with a market value of at least $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the 2008 Annual Meeting is held.  A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2008 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by February 10, 2008, or else the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter raised by the stockholder.

Expenses of Solicitation

Harleysville Group pays the cost of the preparation and mailing of this proxy-soliciting material.  In addition to the use of the mail, proxies may be solicited personally, by telephone, or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation.  Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Receipt of Proxy Statements

Certain stockholders who share the same address may receive only one copy of this proxy statement and the Company’s 2006 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker, or other holder of record, unless the applicable bank, broker, or other holder of record received contrary instructions.  This practice, known as “householding,” is designed to reduce printing and postage costs.  If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of this proxy statement or the Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or by contacting us by telephone at 215.256.5000 or in writing to Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention:  Secretary.  If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

Independent Registered Public Accounting Firm

Representatives of KPMG LLP, an independent registered public accounting firm that audited Harleysville Group’s 2006 financial statements, will attend the Annual Meeting.  They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders.  In Item 4 of this proxy statement, the Company is seeking ratification of the selection of KPMG LLP as its independent registered public accounting firm for 2007.  Please see page 29 for more information.

BOARD OF DIRECTORS

Board of Directors

The Company’s Board of Directors currently consists of eight directors:  Michael L. Browne, Frank E. Reed, Jerry S. Rosenbloom, Lowell R. Beck, G. Lawrence Buhl, W. Thacher Brown, Mirian M. Graddick-Weir, and William W. Scranton III.  In connection with this 2007 Annual Meeting of Stockholders, Messrs. Beck and Reed will meet the requirement for retirement from the Board of Directors and will retire from the Board.  This portion of the proxy statement provides information about the members of the Company’s Board of Directors who served during 2006 and for the portion of 2007 preceding the Annual Meeting of Stockholders.  Please see pages 12-14 for information regarding the constitution of the Board of Directors after the Annual Meeting.

Corporate Governance Practices

In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties.  The Company’s Board of Directors’ Governance Principles may be accessed through the Governance section of the Company’s Web site (www.harleysvillegroup.com).  Among these practices are:

Board Size, Composition, and Independence

The Board presently consists of eight directors comprised of seven independent non-employee directors and one employee director, Michael L. Browne, who is the President and Chief Executive Officer (“CEO”) of the Company.  The Board believes that the Board should consist of at least seven directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total number of individuals comprising the boards of Harleysville Mutual and Harleysville Group should be no more than 12.  The Board further believes that of the maximum total board membership of 12, no more than three should be employee directors, with the remainder being independent directors as defined by the NASDAQ corporate governance rules.

The Board has determined that no non-employee director has a relationship with the Company that impairs his or her independence, and therefore, has determined that all of its non-employee directors are independent.  In assessing the independence of Board members, the Board considers the independence requirements under the NASDAQ corporate governance rules and the absence of any related party transactions between the individual and the Company.  In addition, the Company’s Board of Directors’ Governance Principles provide that no member of the Board may serve as an independent director on more than three other boards of for-profit companies.

Qualifications of Directors

The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the CEO, screens director candidates.  In overseeing the nomination of candidates for election, the Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as a director.  Directors are expected to bring specialized talents to the Board that add value to the Board’s deliberative process and advance the business goals and social consciousness of the Company.  Directors are expected to be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful.  The director nomination process is more fully described on pages 10-11.

Attendance at Directors’ and Stockholders’ Meetings

Directors are expected to attend all meetings of the stockholders, the Board, and the Committees on which they serve.

Director Retirement

It is Board policy that a director resigns as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director.  Pursuant to the Company’s By-Laws, each director must retire from the Board at the first annual meeting following his or her 72nd birthday.

Stock Ownership

The Company established stock ownership guidelines in 2002 that are now effective for all current directors, and will be effective for newly elected directors five years after being first elected to the Board.  Under these guidelines, each non-employee director is expected to beneficially own an amount of the Company’s common stock having a value equal to at least five times the then current annual retainer.  To assist the non-employee directors in attaining this goal, the Company grants Deferred Stock Units to non-employee directors.

Leadership

The Board retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO.  Currently, the Chairman of the Board is not the CEO.

CEO Performance Evaluation

The independent directors of the Company annually review the CEO’s performance.  Each such director prepares a written evaluation of the CEO’s performance, which is submitted to the chairman of the Compensation and Personnel Development Committee, who compiles a report of the reviews of the independent directors.  The independent directors then meet in an executive session to discuss the CEO’s performance and to agree on the content of the appraisal, which the members of the Compensation and Personnel Development Committee later review with the CEO.

Code of Conduct

The Board of Directors, through the Nominating and Corporate Governance Committee, has established and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Securities and Exchange Commission (“SEC”) and the NASDAQ corporate governance rules.  These are posted in the Governance section of the Company’s Web site (www.harleysvillegroup.com).  The Company will provide a copy of either code to any person upon request and without charge.  Requests should be addressed to the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA  19438-2297, with the words “Request for Codes” placed on the lower left-hand corner of the envelope.  The Company intends to disclose waivers from, and amendments to, the Code of Conduct and the Code of Ethics on its Web site.  In addition, in accordance with the SEC rules and NASDAQ listing requirements, the Company also intends to disclose on a Form 8-K any waivers from the Code of Conduct that are granted to directors or executive officers.

Board Effectiveness Assessment

Annually, the Nominating and Corporate Governance Committee conducts an assessment of the Board’s effectiveness and makes a report on that subject to the Board.  That Committee also reviews and makes recommendations to modify the Company’s Corporate Governance Practices.  All standing Committees also conduct annual self-assessments and report such self-assessments to the Board.

Director Compensation

In order to attract and retain qualified board members, the Company believes its director compensation should be competitive with the compensation of directors at peer companies.   Directors’ fees previously were determined by the Nominating and Corporate Governance Committee after consultation, as appropriate, with independent compensation consultants.  In November 2006, the Board approved the transfer of responsibility for directors’ compensation to the Compensation and Personnel Development Committee, effective after the 2007 Annual Meeting.  Accordingly, beginning in 2007, directors’ fees will be determined by the Compensation and Personnel Development Committee after consultation, as appropriate, with independent compensation consultants.  Please see page 56 for a description of the directors’ fees paid during 2006.

Board Agendas and Meetings

A board calendar for each year is prepared in advance, which establishes the dates of regularly scheduled meetings and certain items to be addressed by the Board.  Additional items are added by the Chairman or CEO.  Each director is free to suggest items for an agenda, and each director is free to raise a subject at any Board meeting that is not on the agenda for that meeting.  The Board reviews and approves Harleysville Group’s yearly operating plan and specific financial goals for each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings, as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

The independent directors meet in executive session without the CEO in attendance.  Executive sessions of the independent directors are scheduled at each regular Board meeting and at most Committee meetings.  The non-employee Chairman of the Board presides at such executive sessions of the Board.

Access to Management and Independent Advisers

The independent directors have access to management and, as necessary and appropriate, independent advisers.

Board and Committee Meetings

The Board met six times in 2006.  A description of each standing Board Committee follows the table of members and meetings.  In 2006, each director attended at least 75 percent of all Board meetings and meetings of Committees on which he or she served.  In 2006, all Board members attended the annual meeting of stockholders.

BOARD COMMITTEE MEMBERS & MEETINGS DURING 2006

Name	Audit	Compensation & Personnel Development	Coordinating	Corporate Strategy	Executive	Finance & Investment	Nominating & Corporate Governance
Lowell R. Beck			X	X			X*
Michael L. Browne				X	X	X
W. Thacher Brown	X	X	X*			X
G. Lawrence Buhl	X*
Mirian M. Graddick-Weir		X	X				X
Frank E. Reed	X				X	X*
Jerry S. Rosenbloom		X*		X	X
William W. Scranton III		X		X*	X*	X	X
Number of Meetings in 2006	4	5	1	5	0	6	3

* Denotes Chairperson of the Committee.

Committee Charters

Each standing Committee of the Board, including the Audit Committee, the Compensation and Personnel Development Committee, and the Nominating and Corporate Governance Committee, has a formal written charter that is posted in the Governance section of the Company’s Web site (www.harleysvillegroup.com).  Each of the Audit Committee, the Compensation and Personnel Development Committee, and the Nominating and Corporate Governance Committee assesses the adequacy of its charter on an annual basis, and any amendment or revision to such charter is posted to the Company’s Web site promptly after any such change.  The Company will provide a copy of any charter to any person upon request and without charge.  Requests should be addressed to the Secretary, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA  19438-2297, with the words “Request for Charter” placed on the lower left-hand corner of the envelope.

Audit Committee

The Audit Committee consists of at least three members, all of whom satisfy the definition of independent director established by both NASDAQ and state insurance regulatory requirements.  Each member is financially knowledgeable as required by NASDAQ and also satisfies the SEC additional independence requirements for members of audit committees.  The Audit Committee currently is comprised of three individuals: G. Lawrence Buhl (Chair), W. Thacher Brown, and Frank E. Reed, each of whom has been determined by the Board of Directors to be an “audit committee financial expert” as defined by SEC rules and NASDAQ corporate governance requirements.  Mr. Reed will be retiring from the Board at the 2007 Annual Meeting.  The Audit Committee:

•                  oversees corporate accounting policies, reporting practices, audits, and the quality and integrity of the financial reports;

•                  reviews the internal audit function;

•                  facilitates free and open communication among the directors, independent auditor, internal auditors, and the Company’s financial management;

•                  establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters; and

•                  performs other specific duties to accomplish the above as set forth in its charter.

The Audit Committee annually pre-approves the annual audit engagement and pre-approves any additional audit-related or non-audit services, as necessary, provided by the Company’s independent registered public accounting firm.  The delegation by the Audit Committee of pre-approval of additional services provided by the Company’s independent registered public accounting firm is as follows:  The chair of the Audit Committee or, if he is not available, any member of the Audit Committee may pre-approve any additional services to be provided by the Company’s independent registered public accounting firm, as long as the type of services meets the applicable standards set forth in the Company’s Pre-Approval Policy.  In the event of such approval, the full Audit Committee is informed of such action at its next meeting.  With regard to non-audit services, the pre-approval requirement does not apply if: 1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its registered public accounting firm during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its chair prior to the completion of the audit.  The Audit Committee has established procedures for the reporting of accounting and auditing matters pursuant to Section 301 of the Sarbanes-Oxley Act.

Compensation and Personnel Development Committee

The Compensation and Personnel Development Committee consists of four members: Jerry S. Rosenbloom (Chair), W. Thacher Brown, Mirian M. Graddick-Weir, and William W. Scranton III.  The Compensation and Personnel Development Committee:

•                  is comprised exclusively of independent directors as defined in the NASDAQ listing requirements and SEC requirements;

•                  approves compensation for the executive officers, other than the CEO, and makes recommendations to the Board on compensation for the CEO, after consultation with all independent directors;

•                  recommends director compensation, with input and review from the Nominating and Corporate Governance Committee, for approval by the Board, beginning after the April 2007 Annual Meeting;

•                  determines participants in, establishes awards under, and approves payouts for the Senior Management Incentive Plan and the Long-Term Incentive Plan;

•                  grants awards of Stock Options, Restricted Stock, Stock Appreciation Rights, and Restricted Stock Units under the Amended and Restated Equity Incentive Plan;

•                  monitors compliance with the officers’ stock ownership guidelines;

•                  oversees the annual review of the CEO’s performance;

•                  oversees Harleysville Group’s management development and succession program;

•                  reviews and determines compensation policies; and

•                  has the authority to retain and dismiss compensation consultants.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of three directors: Lowell R. Beck (Chair), Mirian M. Graddick-Weir, and William W. Scranton III.  Mr. Beck is retiring from the Board as of the 2007 Annual Meeting.  The Nominating and Corporate Governance Committee:

•                  is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

•                  has formal written procedures addressing the director nomination process;

•                  considers and recommends nominees for election as a director to the Board;

•                  considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing as described below;

•                  considers and recommends members for appointment to the Committees except the Nominating and Corporate Governance Committee;

•                  assesses the effectiveness of the Board and corporate governance practices;

•                  recommends new corporate governance practices to the Board; and

•                  oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

The Coordinating Committee

•                  is currently composed of the individuals who are solely Harleysville Group directors and the individuals who are solely Harleysville Mutual directors plus a non-voting chairperson who is on the board of both companies; and

•                  reviews material transactions between Harleysville Group and Harleysville Mutual.  No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Committee approve the transaction.  The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual.

The Corporate Strategy Committee

•                  participates with management in development of the Company’s strategy;

•                  monitors implementation of the Company’s strategy; and

•                  provides advice and counsel to management on mergers and acquisitions, capital management, and financial risk tolerance.

The Executive Committee

•                  meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors, except where limited by law, or where responsibility and authority is vested in another Committee of the Board.

The Finance and Investment Committee

•                  establishes overall investment policies and guidelines;

•                  reviews and ratifies investments made by the Company; and

•                  serves as the ex officio trustee of the Company’s Pension Plans.

Director Nomination Procedures

The specific process for evaluating new directors, including stockholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company.  The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following:  property/casualty insurance operations, information technology, human resources, investments, law, finance, actuarial science or accounting, governmental affairs and public policy, strategic planning, and mergers and acquisitions.  Candidates will be evaluated in light of the target criteria chosen.  If a name is submitted by a stockholder, the submission should include the name, address, and phone number of the person with proof that the sender is a stockholder, if not a record holder, along with: 1) a description of the skills, expertise, and experience of such individual; and 2) a discussion why such individual would be a good board member for the Company.  The submission also should contain an affirmation that such person, to the submitting stockholder’s knowledge, is willing to serve and capable of serving, and that such individual would qualify as an independent director under NASDAQ listing requirements.  Any communication to this end should be addressed to: Chairman of the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297.  The words “Director Nomination” should be placed on the lower left-hand corner of the envelope.

The Committee, at its discretion, may retain a search firm to assist in locating and/or evaluating candidates.

Upon receipt of names and information on or from proposed candidates, the Committee generally reviews the proposed candidates and chooses for further review the candidate(s) who best meet the target profile.  Such further review may consist of requests for additional information, including references, telephone contact, and in-person interviews.  Interviews may be conducted by any member of the Committee, the Chairman of the Board, the CEO, and any other person or persons requested and authorized by the Committee.  Reports on the interviews are made to all members of the Committee.

Once the Committee members are in agreement on a candidate to recommend, the Committee notifies the remaining directors.  If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.

Security Holder Communication Process

Stockholders can communicate with Board members by sending letters to them, either by regular U.S. Mail or express delivery service.  Letters may be addressed to an individual member or to a specific Committee chair at 355 Maple Avenue, Harleysville, PA  19438-2297.  The actual letter should be enclosed in an inner envelope.  Attached to that envelope should be a cover page setting forth the amount of stock owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name.  If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter.  The envelope containing the letter and the cover page on stock ownership should be placed in an outer envelope, which should be mailed to the Company with the legend “Security Holder Communication” in the lower left-hand corner.  Company personnel will open the outer envelope and determine if the sender is a security holder.  If so, the inner envelope will be forwarded to the Director so designated.  If a letter is addressed to the “Audit Committee Chair c/o Chief Compliance Officer,” it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company’s “Audit Committee Complaints Procedures and Whistleblower Protection Policy.”

STOCKHOLDER ACTIONS

Item 1.  Election of Directors

Harleysville Group’s Board of Directors currently consists of eight directors.  Two of the directors, Lowell R. Beck and Frank E. Reed, will retire as of the date of the 2007 Annual Meeting.  Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee’s election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee’s reaching age 72.  The Board of Directors is divided into three classes.  The current three-year terms of Class A, B, and C directors expire in the years 2007, 2009, and 2008, respectively.

Class A directors are to be elected at the 2007 Annual Meeting, and each is nominated to serve for a three-year term.  The nominees are:

Name	Class	Age	Director Since	Year Term will Expire if Elected
G. Lawrence Buhl	A	60	2004	2010
William E. Storts	A	63	nominee	2010

Your Board of Directors recommends a vote “FOR” the Nominated Directors.

If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

Directors continuing in office are:

Name	Class	Age	Director Since	Year Term Will Expire
W. Thacher Brown	C	59	2002	2008
Mirian M. Graddick-Weir	C	52	2000	2008
William W. Scranton III	C	59	2004	2008
Michael L. Browne	B	60	1986	2009
Jerry S. Rosenbloom	B	67	1999	2009

Biographies of Director Nominees and Directors Continuing in Office

Nominees for Election at this Annual Meeting (Class A)

G. Lawrence Buhl was elected a director of Harleysville Group in 2004 and elected a director of Harleysville Mutual in April 2005.  In 2003, Mr. Buhl retired from Ernst & Young after serving 35 years with the firm.  Most recently, he served as Regional Director for Insurance Services in Ernst & Young’s Philadelphia office and had served in the same capacity for both the Baltimore and New York offices.  For 24 of his years with Ernst & Young, Mr. Buhl was an audit partner performing extensive work for the Pennsylvania Insurance Department and many insurance companies.  He is also a director of Assured Guaranty, Ltd., for which he serves as chairman of its audit committee and a member of its finance committee.

William E. Storts was elected a director of Harleysville Mutual in 2001.  In 2000, Mr. Storts retired as a senior executive of Accenture.  Prior to his retirement, he was a Managing Partner in the Global Financial Services Market Unit.  Mr. Storts is currently the Chairman of Darby Oaks Family Farms LLC.  He also serves as a director for EDA Networks Inc.

Directors with Terms Expiring in 2008 (Class C)

W. Thacher Brown was elected a director of Harleysville Group in 2002 and a director of Harleysville Mutual in 1994.  He had been President of 1838 Investment Advisers, LLC in King of Prussia, Pennsylvania from 1988 until May 2004.  Mr. Brown had been President of MBIA Asset Management LLC and a director of MBIA Insurance Company Inc. from 1998 until September 2004.  He is a director of Rivus Bond Fund and Airgas, Inc.

Mirian M. Graddick-Weir was elected a director of Harleysville Group in 2000. Currently, Ms. Graddick-Weir serves as Senior Vice President of Human Resources for Merck in Whitehouse, New Jersey.  Prior to that, she was Executive Vice President for Human Resources at AT&T Corp. in Bedminster, New Jersey, a position she assumed in March 1999.  Ms. Graddick-Weir was also the Vice President at AT&T for various human resource responsibilities since 1994.  Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

William W. Scranton III was elected a director of Harleysville Group in February 2004 and has served as the non-executive Chairman of the Board since that time.  He was first elected as a director of Harleysville Mutual in May 1999 and was appointed as the non-executive Chairman of the Board of Harleysville Mutual on February 5, 2004.  Mr. Scranton was lieutenant governor of the Commonwealth of Pennsylvania from 1980 to 1988 and is currently manager of the Scranton Family Office in Scranton, Pennsylvania.

Directors with Terms Expiring in 2009 (Class B)

Michael L. Browne was elected a director of Harleysville Group in 1986 and served as its non-executive Chairman of the Board in 2003.  In 2003, he was also elected as a director and appointed as the non-executive Chairman of the Board of Harleysville Mutual.  He held such non-executive Chairman of the Board positions until he was appointed as CEO of Harleysville Group and President and CEO of Harleysville Mutual in February 2004.  In January 2005, Mr. Browne was appointed President of Harleysville Group.  Mr. Browne served in the United States Marine Corps from 1968-1971, attaining the rank of captain and was a Marine infantry platoon leader in Vietnam.  From 1975 to 1977, he was Special Assistant to U.S. Secretary of Transportation, William T. Coleman, Jr., and from 1976 to 1977, he also served as U.S. Deputy Under Secretary of Transportation.  From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania.  In 1983, he joined the law firm of Reed Smith LLP, in Philadelphia, Pennsylvania, as a partner.  Mr. Browne was the managing partner of its Delaware Valley regional office from January 1993 until January 2001, when he became head of Reed Smith’s international insurance practice, a position he held until February 2004.  Mr. Browne currently is a member of the Board of Trustees of the American Institute for CPCU and Insurance Institute of America, the Board of Directors of the Property Loss Research Bureau, the Board of Governors of the Property Casualty Insurers Association of America, and the Board of Directors of the Insurance Federation of Pennsylvania.

Jerry S. Rosenbloom has been a director of Harleysville Mutual since 1995 and a director of Harleysville Group since 1999.  Dr. Rosenbloom is the Frederick H. Ecker Emeritus Professor of Insurance and Risk Management and Academic Director of the Certified Employee Benefit Specialist Program at the Wharton School of the University of Pennsylvania, a position he has held since 1978.  He also served as Chairman of the Department of Insurance and Risk

Management at Wharton from 1989 until 1994.  Dr. Rosenbloom was a trustee of MBIA Claymore Closed End Municipal Bond Fund (a mutual fund) from June 2004 through June 2006, and is a trustee of Century Funds (a mutual fund).  He also serves on the Board of Directors of the American Institute for Property and Liability Underwriters.

Item 2.  Approval of the Amended and Restated Equity Incentive Plan

On February 21, 2007, the Board of Directors adopted, subject to stockholder approval at the 2007 Annual Meeting, the Amended and Restated Equity Incentive Plan (the “EIP”) used for equity-based awards to officers and other employees of the Company.  The EIP enables the Company to grant Stock Options and Stock Appreciation Rights, and make Restricted Stock and Restricted Stock Unit awards to officers and other employees of the Company, Harleysville Mutual, and subsidiaries (the “Participants”).  The stockholders of the Company initially approved the EIP in 1986, and approved additional numbers of shares to be reserved for awards under the EIP in 1990, 1997, and 2006.

The Board believes that the EIP has proved to be of substantial value to the Company over the years because it has enabled the Company to offer officers and other employees long-term incentive compensation that creates a proprietary interest in the Company and motivates the selected Participants to contribute to the continuing financial success of the Company.

From the EIP’s inception in 1986 through December 31, 2006, Stock Options covering 6,777,012 shares of Common Stock (including options that subsequently reverted or expired and were re-granted under the terms of the EIP) and 203,731 shares of Restricted Stock (including shares that were forfeited) have been granted to officers and employees.  From 1986 through December 31, 2006, Stock Options for 3,950,832 shares have been exercised.  The shares, which have been subject to grants as of December 31, 2006, plus reverted or expired options and forfeited restricted shares, leaves 1,882,932 shares available for future awards under the EIP.  The Company believes this number of shares is sufficient to adequately provide for participation of the officers and other employees who are eligible to receive such grants over the next three to four years and, therefore, is not seeking an increase in the number of shares available for issuance under the EIP.

The Board amended and restated the EIP, and is seeking stockholder approval, to make the following changes to the EIP:

•                                          add Restricted Stock Units to the types of awards that may be granted under the EIP;

•                                          expand the class of Participants to include a potentially broader base of employees eligible to participate;

•                                          provide the Compensation Committee with the authority to make amendments to existing awards, subject to applicable legal requirements and stockholder approval, if required; and

•                                          make changes to comply with changes in the law since the last amendment.

The key terms of the amended and restated EIP (for which stockholder approval is being sought) are described below.

Key Terms of the EIP

Participants

The EIP is available for equity-based awards to officers and other employees of the Company, Harleysville Mutual, and their subsidiaries.  Non-employee directors of the Company and Harleysville Mutual are not eligible to receive awards under the EIP.  The Board anticipates that awards will be made to approximately 250 officers and employees annually, although awards may be made to additional employees at the discretion of the Compensation and Personnel Development Committee (“Compensation Committee”).  The Board determined that it was appropriate to expand the class of Participants to include a potentially broader base of employees eligible to participate.

Participants in the EIP potentially include the executive officers of the Company, including the Named Executive Officers.  The Company is not able to determine the specific benefits under the EIP that will be granted to executive officers in the future, as the Compensation Committee has the discretion to determine the amount and timing of awards under the EIP.  Please see pages 47-48 for a description of the equity awards made to the Named Executive Officers in 2006.

Administration

The EIP is administered by the Compensation Committee, which has general authority to interpret provisions of the EIP and enact such rules and regulations that it shall deem appropriate for the administration of the EIP.  The Compensation Committee also can amend the terms of existing awards under the EIP; if such change negatively impacts the rights of the Participant, the Participant must approve such change.  The Compensation Committee’s discretion is limited in those matters that require stockholder approval, such as increasing the number of shares available under the EIP, expanding the class of participants, creating a new type of award under the EIP, or similar matters.

The EIP is now the sole equity-based incentive plan available for future awards to officers and employees of the Company, Harleysville Mutual, or their subsidiaries.  Prior to 2006, the Company made equity-based awards under the Long-Term Incentive Plan, but elected to discontinue use of that plan after 2005.  Please see page 41 for a description of the Long-Term Incentive Plan.

Types of Awards Available under the EIP

Under the EIP, the Compensation Committee can make awards of Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units to Participants.  The Compensation Committee can make a number of different awards to the same Participant during any calendar year, but no Participant can receive awards equal to more than 200,000 shares of the Company’s common stock in any calendar year.

Stock Options.  Under the EIP, the Company may grant Stock Options designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code (“Incentive Stock Options”) or Stock Options that are not intended to so qualify for special tax treatment under Section 422 of the Internal Revenue Code (“Non-Qualified Stock Options”).  The exercise price of a Stock Option may not be less than the fair market value of the Company’s common stock on the date the Stock Option is granted.  The Plan establishes such fair market value as equal to the closing price of the Company’s common stock on the date of grant.

The vesting schedule for Stock Option awards under the EIP may be determined by the Compensation Committee, but is generally established as vesting one-third per year on the first three anniversaries of the date of grant.  There are a number of events that may accelerate the vesting of outstanding Stock Option awards, or extend the time in which a Participant may exercise vested Stock Option awards.  These events are described on page 19.  Otherwise, all unexercised Stock Options terminate, unless the Compensation Committee determines otherwise, upon the earlier of 30 days after cessation of employment or 10 years after the date of grant.  No Incentive Stock Option can be exercised more than 10 years after the date of grant.  If a Participant terminates his or her employment for reasons other than those described on page 19, he or she will have 30 days after cessation of employment to exercise vested Stock Options; if not exercised, such awards terminate.

Upon exercise of a Stock Option, the exercise price may be paid in cash or in common stock of the Company or a combination of cash and stock.  The Compensation Committee may specify at the time of any Stock Option grant that any withholding taxes required to be paid by the Participant at the time of exercise may be paid by delivering already owned shares of the Company’s common stock, or by receiving a number of shares that is “net” of the number of the shares equal to the amount of the withholding taxes.

The EIP permits the Compensation Committee to allow Non-Qualified Stock Options to be transferred by Participants to immediate family members.

Incentive Stock Options are subject to the requirements of Internal Revenue Code (the “Code”) Section 422 requiring that the aggregate fair market value of stock subject to an Incentive Stock Option exercisable for the first time by a Participant during a calendar year must not exceed $100,000, and no Incentive Stock Option can be granted to any employee who owns, at the time of the award, more than 10% of the total combined voting power of all classes of stock of the Company unless the Stock Option exercise price at date of grant is at least 110% of the fair market value of the common stock, and the Stock Option is not exercisable for more than five years after the date of grant.

Stock Appreciation Rights.  The EIP also permits the Compensation Committee to grant Stock Appreciation Rights in conjunction with the granting of Stock Options.  These rights entitle the Participant to receive at the time of the exercise of the related Stock Option, cash equal to the difference between the fair market value of a share of the Company’s common stock at the time of the grant of the Stock Appreciation Rights and the fair market value of a share of the Company’s common stock at the time of the exercise.  The cash received upon the vesting of such Stock Appreciation Right may be applied to the purchase price of the related Stock Option.

Stock Appreciation Rights cannot be granted as stand-alone awards separate from a Stock Option award.  A Stock Appreciation Right will have the same terms and conditions as the Stock Option award that it accompanies.  The Company historically has not utilized Stock Appreciation Rights in its equity grants to officers and employees, but may do so in the future.

Restricted Stock Awards.  The EIP further authorizes the Compensation Committee to grant Restricted Stock to Participants, with terms and conditions that the Compensation Committee deems appropriate.  A Participant getting a Restricted Stock award receives issued and outstanding shares of the Company’s common stock, but such shares are subject to forfeiture back to the Company if the forfeiture restrictions imposed by the Compensation Committee are not met. Forfeiture restrictions can be time-based (restriction periods) and/or performance-based.  Restriction periods generally will be for three to five years, although the Compensation Committee may establish other time periods.  The lapse of forfeiture may be based upon the attainment of performance goals established by the Compensation Committee in accordance with Section 162(m) of the Code.  Such performance goals may include specific amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; premium volume; or other financial or operating goals determined by the Compensation Committee.

During the restriction period, the Participant is the owner of the shares of common stock, is entitled to vote the shares, and receives dividends on the shares, like any other stockholder of the Company, when dividends are declared and paid by the Board.

Upon the lapse of any forfeiture restrictions, the issued shares of the Company’s common stock are then owned by the Participant without any risk of forfeiture back to the Company.  The Compensation Committee has the power to permit, in its discretion, acceleration of the applicable restriction period with respect to any part or all of a time-based Restricted Stock award and, in certain circumstances, may accelerate the vesting of performance-based Restricted Stock awards.

Unless the Compensation Committee provides otherwise, all restrictions upon Restricted Stock awards under the EIP lapse in certain circumstances described on page 19.  Otherwise, upon cessation of employment, all Restricted Stock for which there are unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Compensation Committee provides otherwise.

A Participant may forego delivery of an applicable number of shares due to such Participant as a result of lapse of restrictions on such Restricted Stock award to pay any withholding tax due upon such lapse of restrictions.

Restricted Stock Units.  In November 2006, the Board approved an amendment to the EIP to provide the Compensation Committee with the authority to grant Restricted Stock Units to Participants, with such terms and conditions as the Compensation Committee deems appropriate.  The approval by the stockholders at this 2007 Annual Meeting of the amended and restated EIP includes approval of the addition of Restricted Stock Units to the types of awards that can be made under the EIP.

Restricted Stock Units are similar to Restricted Stock, but a Restricted Stock Unit is the right to receive a share of common stock at some point in the future; the common stock is not issued and outstanding at the time of award.  Restricted Stock Units are subject to forfeiture if the time-based or performance-based forfeiture restrictions imposed by the Compensation Committee are not met.  A restriction period could be an established number of years, or could last until the cessation of employment by the Participant, or could be based on performance measures as described above, or could be based on a combination of time and performance goals.

During the restriction period, the Participant is not the owner of the shares of common stock, but is entitled to receive “dividend equivalents,” which are cash payments in the amount of any dividend that is declared and paid by the Board to stockholders generally.

Upon the lapse of any forfeiture restrictions, the Participant will be issued shares of the Company’s common stock.  The Compensation Committee has the power to permit, at its discretion, acceleration of the applicable restriction period with respect to any part or all of a Restricted Stock Units award.  Certain events will accelerate the lapse of such restriction period; these events are described on page 19 of this proxy statement.  Otherwise, upon cessation of employment, all Restricted Stock Units for which there are unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Compensation Committee provides otherwise.

A Participant may forego delivery of an applicable number of shares due to such Participant as a result of the lapse of restrictions on such Restricted Stock Units award to pay any withholding tax due upon such lapse of restrictions.

Amendments to the EIP

The Compensation Committee or the Board may amend the EIP for any reason, in compliance with applicable law, except that if stockholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange or NASDAQ Stock Market, the amendment will not be effective until such approval is obtained.

Acceleration of Vesting in Certain Events

Certain events accelerate the vesting schedule for outstanding awards under the EIP, or provide a longer period for the Participant to exercise vested Stock Options, except as may be set forth, at the discretion of the Compensation Committee, in the applicable award document.  Such events include:

•                                          A change in control of the Company (except for Incentive Stock Options within six months of the date of grant).  Upon a change in control, all Stock Options vest and are eligible for exercise by the Participant, and the forfeiture restrictions on Restricted Stock and Restricted Stock Units lapse.  A change in control includes a consolidation or merger of the Company into another company, a sale of all the assets of the Company, liquidation or dissolution, one person or entity acquiring 20% of the voting securities of the Company, or a majority of Board members of Harleysville Mutual or the Company changing within two years (without the approval of the then-existing directors).

•                                          The death or disability of a Participant.  In the case of death or disability of a Participant, all Stock Options that have been held for at least six months become immediately exercisable and, unless the Committee otherwise provides, if the Stock Options do not otherwise expire by reaching the end of their term, a Participant who dies or becomes disabled has one year after cessation of employment to exercise his or her Stock Options.  Also, all forfeiture restrictions lapse on all outstanding Restricted Stock and Restricted Stock Unit Awards upon such event.

•                                          The retirement of a Participant.  The EIP defines “normal retirement” as retirement after attaining age 65 with at least five years of continuous service and “early retirement” as retirement after attaining age 55, and prior to attaining age 62 with at least ten years of continuous service or after attaining age 62 with at least five years of continuous service.  In the case of either normal or early retirement, all Stock Options that have been held for at least six months become immediately exercisable.  Participants who retire (either normal retirement or early retirement) have two years after retirement to exercise their Stock Options, except any Participant who retires after attaining age 62 with at least five years of continuous service has five years after retirement to exercise his or her Stock Options.  For all outstanding Restricted Stock and Restricted Stock Units awards, upon the normal retirement of a Participant, all forfeiture restrictions lapse, and upon the early retirement of a Participant, restrictions lapse on a pro-rata basis calculated based on the applicable portion of the restriction period that arises before the date of such early retirement.  The Compensation Committee has the discretion to vary any of these provisions.

Adjustments

In the event of certain changes in the number or kind of outstanding shares of the Company’s common stock, such as a merger, consolidation, or stock split, the Compensation Committee must make an appropriate proportional adjustment to the number of shares available for award under the EIP, to the maximum number of shares that can be awarded to one Participant in a calendar year, to the number of shares and exercise price of Stock Options and Stock Appreciation Rights, and to the number of shares underlying Restricted Stock and Restricted Stock Units awards.  In February 2007, the Board approved a change to these adjustment provisions to make such proportional adjustments mandatory.

Term of the EIP

Once the stockholders approve the amended and restated EIP at the 2007 Annual Meeting, the EIP shall remain effective for a term of 10 years after the February 21, 2007 approval by the Board.  Once such term is ended, no additional awards can be made under the EIP, unless the term is extended with the approval of the Board and the stockholders.  Any awards outstanding at the time of termination of the EIP will continue in full force and effect in accordance with their respective terms.

Federal Income Tax Consequences

The following discussion addresses certain federal tax consequences in connection with awards under the EIP.  State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

Incentive Stock Options.  A Participant is not taxed at the time an Incentive Stock Option is granted.  The tax consequences upon exercise and later disposition generally depend upon whether the Participant was an employee of the Company at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Stock Option.

If the Participant satisfies both the employment rule and the holding rule, for regular tax purposes the Participant will not realize income upon exercise of the Incentive Stock Option and the Company will not be allowed an income tax deduction at any time.  The difference between the option exercise price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be.

If the Participant meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price.  Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Incentive Stock Option was exercised).  If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the option exercise price.  In both situations, the tax deduction allowable to the Company is limited to the amount of ordinary income recognized by the Participant.  Under current Internal Revenue Service guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences will apply for a Participant subject to the alternative minimum tax.

Non-Qualified Stock Options.  Under present United States Treasury guidance, an employee who is granted a Non-Qualified Stock Option will not realize taxable income at the time the Stock Option is granted.  In general, a Participant will be subject to tax in the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding deduction.  Income tax withholding requirements apply upon exercise.  The Participant’s basis in the shares acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed.  Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Stock Option is exercised.

Stock Appreciation Rights.  A Participant will not realize any income at the time of grant of a Stock Appreciation Right.  Upon the exercise of a Stock Appreciation Right, any cash received will constitute ordinary income to the Participant, and the Company will be entitled to a deduction in the same amount.

Restricted Stock.  A Participant normally will not realize taxable income upon the award of Restricted Stock, and the Company will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividends, if any, received by the Participant.  Upon termination of the restrictions, including, for performance-based awards, the determination of the achievement of the applicable performance goals, the Participant will realize ordinary income in an amount equal to the fair market value of the Company’s common stock at that time and the Company will be entitled to a deduction in the same amount.  However, a Participant may elect to realize ordinary income in the year the Restricted Stock is awarded in an amount equal to the fair market value at the time of the award, determined without regard to the restrictions.  In such event, the Company would be entitled to a deduction in such year in the same amount, and any gain or loss realized by the Participant upon subsequent disposition of the common stock would be capital gain or loss.  If, after making this election, any Restricted Stock is forfeited, or if the market value at vesting is lower than the amount on which the Participant was taxed, the Participant cannot then claim a deduction for the loss.

Restricted Stock Units.  A Participant normally will not realize taxable income upon the award of Restricted Stock Units.  A Participant will be subject to tax on the earlier of the year in which the Participant receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture.  In that year, the Participant will recognize income equal to the fair market value of the shares of the Company’s common stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount.

Deductibility of Executive Compensation.  Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the CEO and the four most highly compensated executive officers, other than the CEO, to the extent that total compensation exceeds $1 million per covered officer in any taxable year (the “Named Executive Officers”).  The limitation applies only to compensation that is not considered to be performance-based.  Compensation deemed paid by the Company in connection with disqualifying dispositions of Incentive Stock Option shares or exercises of Non-Qualified Stock Options granted under the EIP qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m).  It is anticipated that any compensation deemed paid by the Company in connection with disqualifying dispositions of Incentive Stock Option shares or exercises of Non-Qualified Stock Options will qualify as performance-based compensation for purposes of

Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation.  Accordingly, all compensation deemed paid with respect to those Stock Options should be deductible by the Company without limitation under Section 162(m) of the Code.  Restricted Stock and Restricted Stock Unit awards with performance-based vesting metrics are also considered performance-based awards.

Impact of Section 409A.  Section 409A of the Code (“Section 409A”) applies to compensation vested or deferred after December 31, 2004.  Generally, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year.  Although final Internal Revenue Service (“IRS”) regulations regarding Section 409A are not yet available, Section 409A may apply to Non-Qualified Stock Options, Restricted Stock with performance-based vesting, and Restricted Stock Units awards under the EIP.  The provisions of the EIP have been drafted to be in good faith compliance with Section 409A as interpreted under the guidance currently available.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the 2007 Annual Meeting is required for the adoption of the Amended and Restated Equity Incentive Plan.

The full text of the Amended and Restated Equity Incentive Plan is attached as Appendix A to this proxy statement and you are encouraged to read the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

Item 3.  Approval of the Amended and Restated Directors’ Equity Compensation Plan

On February 21, 2007, the Board of Directors adopted, subject to stockholder approval at the 2007 Annual Meeting, the Amended and Restated Directors’ Equity Compensation Plan (the “Directors’ Plan”).  The Directors’ Plan enables the Company to grant Stock Options, Deferred Stock Units, and Restricted Stock awards to non-employee directors of the Company, Harleysville Mutual, and subsidiaries of the Company and Harleysville Mutual.

The Directors’ Plan was first adopted by the Board on February 23, 2005, and was approved by stockholders at the 2005 Annual Meeting.  The Directors’ Plan, prior to the February 2007 amendment and restatement, was limited to the authorization to award Deferred Stock Units to non-employee directors.  The Board believes that it would be preferable to expand the Directors’ Plan to allow for the future issuance of different types of equity awards to non-employee directors.  The Board believes such expanded authority provides the Board with more flexibility to provide equity-based compensation to non-employee directors, thereby more closely aligning their interests with the interests of stockholders generally.

Originally, the number of shares available for awards under the Directors’ Plan totaled 110,000, and the Plan was scheduled to expire in April 2009.  As part of the amendment and restatement, the Company has increased the number of shares available for future awards to 500,000 and extended the term of the plan to February 2017, 10 years after its approval by the Board.  The Company believes these changes provide it with more flexibility to make awards to non-employee directors at times other than annual awards.  For example, as non-employee directors reach retirement age, the Company will need to recruit additional non-employee Board members for the Company Board or the Harleysville Mutual Board.  The amended and restated Directors’ Plan provides it with the ability to make equity-based awards in such circumstance.

The Board amended and restated the Directors’ Plan, and is seeking stockholder approval, to make the following changes to the Directors’ Plan:

•                                          add Stock Options and Restricted Stock to the types of awards that may be granted under the Directors’ Plan;

•                                          increase the number of shares available for award under the Directors’ Plan to 500,000;

•                                          extend the term of the Directors’ Plan to February 21, 2017;

•                                          increase the dollar value of annual Deferred Stock Units awards from $30,000 to $50,000 per non-employee director continuing in office after each annual meeting;

•                                          provide the Compensation Committee with the authority to make amendments to existing awards, subject to applicable legal requirements and stockholder approval, if required;

•                                          make conforming changes to provide for consistency between the EIP and the Directors’ Plan; and

•                                          make changes to comply with changes in the law since the last approval of the Directors’ Plan.

The key terms of the amended and restated Directors’ Plan (for which stockholder approval is being sought) are described below.

Key Terms of the Directors’ Plan

Participants

The Directors’ Plan is available for equity-based awards to non-employee directors of the Company and Harleysville Mutual.  Currently, the Board anticipates that awards will be made annually to approximately 10-12 non-employee directors.

The Directors’ Plan provides for annual awards of Deferred Stock Units equaling $50,000 in value to each non-employee director continuing in office following each annual meeting of the Company’s stockholders.  Otherwise, the Company is not able to determine the specific benefits under the Directors’ Plan that will be granted to non-employee directors in the future, as the Compensation Committee has the discretion to determine the amount and timing of other awards under the Directors’ Plan.  Please see pages 56-57 for a description of the equity awards made to non-employee directors in 2006.

Administration

Beginning after the Annual Meeting in April 2007, the Directors’ Plan will be administered by the Compensation Committee, which has general authority to interpret provisions of the Directors’ Plan and enact such rules and regulations, which it shall deem appropriate for the administration of the Directors’ Plan.  The Compensation Committee also can amend the terms of existing awards under the Directors’ Plan; if such change negatively impacts the rights of the non-employee director, he or she must approve such change.  The Compensation Committee’s discretion is limited in those matters that require stockholder approval, such as increasing the number of shares available under the Directors’ Plan, expanding the class of participants, creating a new type of award under the Directors’ Plan, or similar matters.   Previously, the Nominating and Corporate Governance Committee administered the Directors’ Plan.  The Company believes the Compensation Committee has access to resources and expertise that will enable it to more efficiently administer the Directors’ Plan.

The Directors’ Plan is the sole equity-based incentive plan available for future awards to non-employee directors of the Company, Harleysville Mutual, or the insurance company subsidiaries of the Company and Harleysville Mutual.  Historically, the Company has developed specific time and award-limited equity-based plans for awards to non-employee directors, but has found that such plans limit the ability of the Company to respond to market, legal, and accounting changes applicable to equity-based awards.

Types of Awards Available under the Directors’ Plan

Under the Directors’ Plan, the Compensation Committee can make awards of Stock Options, Deferred Stock Units, and Restricted Stock.  The Compensation Committee can make a number of different awards to the same non-employee director during any calendar year.

Stock Options.  Under the Directors’ Plan, the Company may grant Non-Qualified Stock Options.  The exercise price of a Stock Option may not be less than the fair market value of the Company’s common stock on the date the Stock Option is granted.  The Directors’ Plan establishes such fair market value as equal to the closing price of the Company’s common stock on the date of grant.

The vesting schedule for Stock Option awards under the Directors’ Plan may be determined by the Compensation Committee, but is generally established as vesting one-third per year on the first three anniversaries of the date of grant.  There are a number of events that may accelerate the vesting of outstanding Stock Option awards, or extend the time in which a non-employee director may exercise vested Stock Option awards.  These events are described on page 26 of this proxy statement   Otherwise, all unexercised Stock Options terminate, unless the Compensation Committee determines otherwise, upon the earlier of cessation of service or 10 years after the date of grant.  A non-employee director has 180 days after cessation of service for reasons other than those described on page 26 to exercise vested Stock Options; if not exercised, such awards terminate.

Upon exercise of a Stock Option, the exercise price may be paid in cash or in common stock of the Company or a combination of cash and stock.  The Compensation Committee may specify at the time of any Stock Option grant that any withholding taxes required to be paid by the non-employee director at the time of exercise may be paid by delivering already owned shares of the Company’s common stock, or by receiving a number of shares that is “net” of the number of the shares equal to the amount of the withholding taxes.

The Directors’ Plan permits the Compensation Committee to allow Stock Options to be transferred by non-employee directors to immediate family members.

Deferred Stock Units Awards.   A Deferred Stock Unit is a right to receive, without payment to the Company, one share of common stock of the Company.  Beginning with the 2007 Annual Meeting, under the Directors’ Plan each non-employee director is automatically awarded a number of Deferred Stock Units with a total value of $50,000 on the day of the annual meeting of stockholders in each year that he or she will continue to serve as a non-employee director following such meeting.  Such Deferred Stock Unit awards vest upon cessation of service as a director.

The Directors’ Plan also provides the Compensation Committee with the authority to issue additional or different Deferred Stock Units awards to non-employee directors, with such vesting schedules and terms as set forth in the award document.

The non-employee directors receive dividend equivalent rights in connection with Deferred Stock Units, which entitle them to be paid, in cash, an amount equal to the cash dividends declared and paid on the outstanding common stock.

Restricted Stock Awards.  The Directors’ Plan further authorizes the Compensation Committee to award Restricted Stock to non-employee directors, with terms and conditions that the Compensation Committee deems appropriate.  A non-employee director getting a Restricted Stock Award receives issued and outstanding shares of the Company’s common stock, but such shares are subject to forfeiture back to the Company if the forfeiture restrictions imposed by the Compensation Committee are not met.  Forfeiture restrictions are time-based (restriction periods).  Restriction periods generally will be for three to six years, although the Compensation Committee may establish other restriction periods.

During the restriction period, the non-employee director is the owner of the shares of common stock, is entitled to vote the shares, and receives dividends on the shares like any other stockholder of the Company when dividends are declared and paid by the Company.

Upon the lapse of any forfeiture restrictions, the issued shares of the Company’s common stock are then owned by the non-employee director without any risk of forfeiture back to the Company.  The Compensation Committee has the power to permit, in its discretion, acceleration of the applicable restriction period with respect to any part or all of a Restricted

Stock award.  All restrictions upon Restricted Stock awards under the Directors’ Plan lapse in the circumstances described below.  Otherwise, upon cessation of service, all Restricted Stock for which there are unlapsed restrictions are forfeited without payment of any consideration by the Company, unless the Compensation Committee provides otherwise.

A Participant may forego delivery of an applicable number of shares due to such Participant as a result of lapse of restrictions on such Restricted Stock award to pay any withholding tax due upon such lapse of restrictions.

Amendments

The Compensation Committee or the Board may amend the Directors’ Plan for any reason, in compliance with applicable law, except that if stockholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange or NASDAQ Stock Market, the amendment will not be effective until such approval is obtained.

Acceleration of Vesting in Certain Events

Certain events accelerate the vesting schedule for outstanding awards under the Directors’ Plan, or provide a longer period for the non-employee director to exercise vested Stock Options.  Such events include:

•                                          A change in control of the Company.  Upon a change in control, all Stock Options vest and are eligible for exercise by the non-employee director, and all Deferred Stock Units and Restricted Stock awards vest.  A change in control includes a consolidation or merger of the Company into another company, a sale of all the assets of the Company, liquidation or dissolution, one person or entity acquiring 20% of the voting securities of the Company, or a majority of Board members of Harleysville Mutual or the Company changing within two years (without the approval of the then-existing directors)

•                                          The death or disability of a non-employee director.  In the case of death or disability of a non-employee director, all Stock Options become immediately exercisable.  Unless the Compensation Committee otherwise provides, if the Stock Options do not otherwise expire by reaching the end of their term, following the death or disability of a non-employee director, he or she, or his or her estate, has one year after cessation of service to exercise his or her Stock Options.  Deferred Stock Units and Restricted Stock awards will vest in either such event.

Adjustments

In the event of certain changes in the number or kind of outstanding shares of the Company’s common stock, such as a merger, consolidation, or stock split, the Compensation Committee must make an appropriate proportional adjustment to the number of shares available for award under the Directors’ Plan, to the number of shares and exercise price of Stock Options and Stock Appreciation Rights, and to the number of shares underlying Restricted Stock and Restricted Stock Units awards.  In February 2007, the Board approved a change to these adjustment provisions to make such proportional adjustments mandatory.

Term of the Directors’ Plan

Once the stockholders approve the amended and restated Directors’ Plan at the 2007 Annual Meeting, the Directors’ Plan shall remain in effect for a term of ten years after the

February 21, 2007 approval by the Board.  Once such term is ended, no additional awards can be made under the Directors’ Plan, unless the term is extended with the approval of the Board and the stockholders.  Any awards outstanding at the time of termination of the Directors’ Plan will continue in full force and effect in accordance with their respective terms.

Federal Income Tax Consequences

The following discussion addresses certain federal tax consequences in connection with awards under the Directors’ Plan.  State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

Stock Options.  Under present United States Treasury guidance, a non-employee director who is granted a Non-Qualified Stock Option will not realize taxable income at the time the Stock Option is granted.  In general, a non-employee director will be subject to tax in the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding deduction.  Income tax withholding requirements apply upon exercise.  The non-employee director’s basis in the shares acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed.  Upon subsequent disposition of the shares, the non-employee director will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Stock Option is exercised.

Deferred Stock Units.  A non-employee director normally will not realize taxable income upon the award of Deferred Stock Units.  A non-employee director will be subject to tax on the earlier of the year in which the non-employee director receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture.  In that year, the non-employee director will recognize income equal to the fair market value of the shares of the Company’s common stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount.

Restricted Stock.  A non-employee director normally will not realize taxable income upon the award of Restricted Stock, and the Company will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividends, if any, received by the non-employee director.  Upon termination of the restrictions, the non-employee director will realize ordinary income in an amount equal to the fair market value of the Company’s common stock at that time and the Company will be entitled to a deduction in the same amount.  However, a non-employee director may elect to realize ordinary income in the year the Restricted Stock is awarded in an amount equal to the fair market value at the time of the award, determined without regard to the restrictions.  In such event, the Company would be entitled to a deduction in such year in the same amount, and any gain or loss realized by the non-employee director upon subsequent disposition of the common stock would be capital gain or loss.  If, after making this election, any Restricted Stock is forfeited, or if the market value at vesting is lower than the amount on which the non-employee director was taxed, the non-employee director cannot then claim a deduction for the loss.

Impact of Section 409A.  Section 409A applies to compensation vested or deferred after December 31, 2004.  Generally speaking, an amount is “vested” on the date that the non-employee director’s right to receive the amount is no longer conditioned on the performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year.  Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to Non-Qualified Stock Options and

Deferred Stock Units awards under the Directors’ Plan.  The provisions of the Directors’ Plan have been drafted to be in good faith compliance with Section 409A as interpreted under the guidance currently available.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the 2007 Annual Meeting is required for the adoption of the Amended and Restated Directors’ Equity Compensation Plan.

The full text of the Amended and Restated Directors’ Equity Compensation Plan is attached as Appendix B to this proxy statement and you are encouraged to read the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN.

Item 4.  Ratification of KPMG as Independent Registered Public Accounting Firm for 2007

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2007, subject to ratification by the Company’s stockholders.  KPMG has served as the Company’s independent registered public accounting firm for over thirty years.  They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.  KPMG audited the Company’s consolidated financial statements for the year ended December 31, 2006.  Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

KPMG, the Company’s independent registered public accounting firm for 2005 and 2006, rendered the following services and billed, or expects to bill, the following fees for fiscal 2005 and 2006.

Services	2005 Fees	2006 Fees
Audit	$835,000	$845,000
Audit-Related	$15,000	$15,000
Tax	$—	$—
All Other	$—	$—

“Audit” services also include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the SEC.

“Audit-Related” services include audits of employee benefit plans.

The Audit Committee has determined that the rendering of “audit-related” services is compatible with KPMG maintaining its independence.

All (100 percent) of the above fees for 2006 were approved by the Audit Committee.  Less than 50 percent of the total hours expended on the independent registered public accounting firm’s audit of the Company was attributable to persons other than the full-time permanent employees of the independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP’S APPOINTMENT AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

AUDIT COMMITTEE REPORT

Prior to release of the Company’s consolidated financial statements for 2006, which are contained in the Company’s Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Audit Committee has discussed with KPMG the firm’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee also considered whether KPMG’s provision of other non-audit services to the Company is compatible with the firm’s independence.  The Audit Committee has concluded that KPMG is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and procedures, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Management is responsible for the Company’s financial reporting process and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles.  KPMG is responsible for auditing those consolidated financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures.  Therefore, in approving the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K, the Audit Committee has relied on management’s representation that the consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the reports of KPMG included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee:

G. Lawrence Buhl, Chairman

W. Thacher Brown

Frank E. Reed

STOCK OWNERSHIP

Table I — Five Percent Stockholders

Those persons owning five percent or more of Harleysville Group stock as of December 29, 2006, are set forth below.  On that date, there were 31,662,691 shares of Harleysville Group stock outstanding.

	Voting Authority		DispositiveAuthority
Name and Address	Sole	Shared	Sole	Shared	Total Amount of Beneficial Ownership	Percent of Class
Harleysville Mutual Insurance Company 355 Maple Avenue Harleysville, PA 19438	17,002,445	-	17,002,445	-	17,002,445	53.7%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	2,349,053	-	2,349,053	-	2,349,053	7.4%

Table II — Beneficial Ownership of Directors and Executive Officers

This table shows Harleysville Group stock holdings, as of March 1, 2007, of the directors, including the director nominees, the Named Executive Officers (who are the CEO, the CFO, and the next three most highly compensated executive officers employed as of December 31, 2006), and all directors and executive officers as a group.  Please see the table on page 34 for titles of the Named Executive Officers.  The “Aggregate Number of Shares Beneficially Owned” listed in the second column includes the numbers listed in the third, fourth, and fifth columns.  On March 1, 2007, there were 31,865,813 shares of Harleysville Group stock outstanding.

Name	Aggregate Number of Shares Beneficially Owned	Right to Acquire (number of shares) (1)	Number of Shares of Restricted Stock Owned	Number of Deferred Stock Units (3)	Percent of Shares (less than 1% unless indicated)
Lowell R. Beck	15,972	8,500	—	2,505
W. Thacher Brown	55,540	12,500	5,646	2,505
G. Lawrence Buhl	3,841	—	—	2,505
Mirian M. Graddick-Weir	24,013	12,500	—	2,505
Frank E. Reed	45,089	12,500	5,646	2,505
Jerry S. Rosenbloom	38,833	10,500	5,646	2,505
William W. Scranton III	17,039	12,500	—	2,505
William E. Storts	22,758	10,000	—	2,505
Michael L. Browne(2)	219,484	123,931	26,276	—
Arthur E. Chandler	29,762	15,498	13,690	—
Mark R. Cummins	145,514	118,235	2,930	—
Catherine B. Strauss	33,347	14,020	—	—
Akhil Tripathi	31,013	15,931	13,425	—
All Directors & Executive Officers as a Group (19)	935,825	542,740	120,127	20,040	2.9%

(1)  The “Right to Acquire” column includes shares of common stock subject to vested but unexercised stock options, and shares of common stock subject to stock options that will vest within 60 days after March 1, 2007.

(2)  For Mr. Browne, the “Aggregate Number of Shares” includes an award of 17,440 Restricted Stock Units he was granted on February 21, 2007, under the Equity Incentive Plan.  This award is subject to stockholder approval of the proposed Plan amendments to approve the inclusion of Restricted Stock Units to the types of awards under the Plan; in the event that the stockholders do not approve the proposal, alternatively, the Board may award Mr. Browne an identical number of shares of Restricted Stock under the Plan.  The Restricted Stock Units granted to Mr. Browne are not currently vested and will not vest within 60 days.

(3)  Deferred Stock Units generally vest upon termination of service as a director.

Securities Authorized Under Equity Compensation Plans as of December 31, 2006

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,830,654	23.65	3,339,195
Equity compensation plans not approved by security holders	—	—	—

The shares in the foregoing table represent the aggregate shares underlying existing awards, or available for future awards under the Amended and Restated Equity Incentive Plan (employee plan), the Employee Stock Purchase Plan, the Excess Stock Purchase Plan (employee plan), the Amended and Restated Long-Term Incentive Plan (employee plan), the Amended and Restated Non-Employee Directors’ Deferred Stock Unit Plan, and the Agency Stock Purchase Plan.  The Amended and Restated Equity Incentive Plan is described on pages 15-22; the Excess Stock Purchase Plan and the Excess Stock Purchase Plan are described on page 42; the Amended and Restated Long-Term Incentive Plan is described on page 41; and the Amended and Restated Non-Employee Directors’ Deferred Stock Unit Plan (now proposed to be renamed the Amended and Restated Directors’ Equity Compensation Plan) is described on pages 23-28.

In 2005, the Company adopted the Amended and Restated Agency Stock Purchase Plan, which was approved by written consent of the holders of a majority of the Company’s voting stock.  Under the plan, the top-tier independent insurance agencies that sell insurance products for the Company’s parent, subsidiaries, and affiliates may purchase twice a year, on January 15 and July 15, Company stock at a discount of 10 percent off the closing price on the previous trading day.  The amount that can be purchased by any one agency is limited to no more than $12,500 in value every six months.  A total of 1,000,000 shares were reserved for issuance under this program at the time of its initial adoption in February 1995.  As of March 1, 2007, 545,540 shares have been issued under this program.

Executive Officers

The executive officers of the Company as of December 31, 2006 were:

Name	Age	Title
Michael L. Browne	60	President & Chief Executive Officer

Mark R. Cummins	50	Executive Vice President, Chief Investment Officer & Treasurer

Catherine B. Strauss	59	Executive Vice President, Human Resources & Public Affairs

Allan R. Becker	48	Senior Vice President & Chief Actuary

Arthur E. Chandler	50	Senior Vice President & Chief Financial Officer

Thomas E. Clark	46	Senior Vice President, Field Operations

Donna M. Dever	42	Senior Vice President, Performance Excellence

Robert A. Kauffman	43	Senior Vice President, Secretary, General Counsel & Chief Governance Officer

Kevin M. Toth	33	Senior Vice President, Claims

Akhil Tripathi	56	Senior Vice President & Chief Information Officer

Robert G. Whitlock Jr.	50	Senior Vice President & Chief Underwriting Officer

Michael L. Browne is President and CEO of Harleysville Group and Harleysville Mutual.  Please see page 13 for additional biographical information.

Mark R. Cummins is Executive Vice President, Chief Investment Officer, and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

Catherine B. Strauss had been Executive Vice President for Human Resources and Public Affairs for Harleysville Group and Harleysville Mutual since August 2002.  Before that, commencing in 1998, she was senior vice president and had been a vice president in charge of human resources since 1996.  Ms. Strauss retired from the Company effective January 2, 2007.

Allan R. Becker became Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual in October 2005.  Before joining Harleysville, he was vice president and senior actuary for ACE USA.  During his 18 years with ACE USA and its predecessor CIGNA Property and Casualty, Mr. Becker held a variety of actuarial management roles.   He holds the FCAS and MAAA designations.

Arthur E. Chandler was named Senior Vice President and Chief Financial Officer in April 2005.  Prior to that, he was senior vice president of financial controls for XL America, and he had been chief financial officer for Kemper Insurance’s casualty division.  Mr. Chandler also spent nearly 20 years with CIGNA in various financial positions.

Thomas E. Clark was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of branch and subsidiary operations in March 2004.  Before that, commencing in January 2001, he was in charge of branch operations and had been Resident Vice President for the New Jersey operations of Harleysville Group and Harleysville Mutual since July 2000.  From 1995 through 2000, he worked for Fireman’s Fund Insurance Company as a business segment leader.

Donna M. Dever became Senior Vice President, Performance Excellence for Harleysville Group and Harleysville Mutual in September 2006.  She joined Harleysville in June 1996 as Counsel and served as Vice President and Associate General Counsel for Harleysville since April 2001.  Before coming to Harleysville, Ms. Dever was as an attorney in the litigation department of the law firm of Stradley, Ronan, Stevens & Young LLP.

Robert A. Kauffman has been Senior Vice President, Secretary, General Counsel and Chief Governance Officer of Harleysville Group and Harleysville Mutual since November 2004.  Before joining Harleysville he had been a shareholder in the securities litigation department of the law firm Berger & Montague.  Prior to that, Mr. Kauffman was an equity partner in the law firm of Reed Smith LLP in Philadelphia.  He also served as an Assistant United States Attorney in the criminal and asset forfeiture divisions of the United States Attorney’s Philadelphia office.

Kevin M. Toth was appointed Senior Vice President, Claims for Harleysville Group and Harleysville Mutual in July 2005.  He joined Harleysville in January 2005 as Vice President, Associate General Counsel, and Chief Litigation Counsel.  Before that, Mr. Toth was an attorney in the litigation department of the law firm of Reed Smith LLP.

Akhil Tripathi became Senior Vice President and Chief Information Officer for Harleysville Group and Harleysville Mutual in January 2005.  He came to Harleysville from Marsh Affinity and Private Client Services where he was managing director and chief information officer.  Prior to that, Mr. Tripathi was executive vice president and IT executive for e-Fusura Agency, a major Internet insurance exchange he started for American International Group.  He also served as vice president and chief information officer for AIG Life and the former Providian Direct Insurance.

Robert G. Whitlock Jr. was named Senior Vice President and Chief Underwriting Officer of Harleysville Group and Harleysville Mutual in October 2005.  He was Senior Vice President and Chief Actuary since February 1995, and had been in charge of various actuarial functions from 1991 to 1995.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Company maintains a management compensation program that is intended to further the attainment of the Company’s strategic goals of growth and profitability and thus enhance stockholder value.  In order to achieve these strategic goals, the Company has identified four principles that guide its management compensation program.  The program is designed to:

•                  attract, retain, and motivate talented executives;

•                  reward competencies and behaviors identified as critical to the Company’s success;

•                  offer total compensation that is consistent with the performance of an individual executive measured against other executives, both within the Company and within the industry; and

•                  focus on developing incentive compensation that is keyed to Company performance, and providing variable compensation programs linked to creation of stockholder value.

The Compensation and Personnel Development Committee of the Board of Directors (“Compensation Committee”), which consists entirely of independent directors as defined in Section 162(m) of the Code and as defined by NASDAQ, oversees the Company’s management compensation program.  The Compensation Committee is the principal decision-maker with respect to the Company’s compensation philosophy and compensation components, but it seeks input and recommendations from the CEO and other members of senior leadership.  The Compensation Committee retains the services of Towers Perrin, a leading global compensation consulting firm as its independent compensation consultant, and the services of other advisors and consultants as deemed necessary.  Human Resources and General Counsel management representatives have assisted the Compensation Committee in evaluating management compensation programs.  Management also participates in the development of its corporate and personal goals, which are finalized and approved by the Compensation Committee.  The CEO participates in the annual compensation evaluation process for the other members of senior management.

Compensation Methodology

The Harleysville Group compensation program is designed to enable the Company to compete for talented and experienced staff with companies of similar size whether publicly or privately held.  With the help of Towers Perrin, the Company collects and analyzes data from a diverse group of property/casualty insurance companies and other companies of similar size to Harleysville to identify proper competitive compensation levels for an organization the size of Harleysville.

Total annual compensation is comprised of fixed compensation (annual base salary), variable compensation (annual incentive plans), and long-term compensation, which consists principally of equity incentive awards (generally Restricted Stock and Stock Option awards).  The total compensation target is the 50th percentile of the market for comparable executive positions.  The Committee selects the 50th percentile because it believes that it is the lowest percentile that provides the Company with the ability to attract and retain highly qualified and high performing executive talent.  Additionally, the Company’s flexible mix among base salary and variable compensation and long-term incentive compensation permits higher potential for those positions for which performance results are highly measurable and where the value of those results to the Company is clear and significant.  Towers Perrin provides data to management and to the Compensation Committee regarding market rates for compensation and compensation plan structures.  The data is derived from the analysis of publicly available information and proprietary survey sources.  The data is used by management, who makes the recommendation to the Compensation Committee regarding the compensation framework for executive officers.  The Compensation Committee then determines the appropriate compensation.  With respect to the compensation framework for the CEO, the Compensation Committee makes a recommendation to the Board of Directors, and the independent directors on the Board determine the annual compensation for the CEO.

The Company does not have policies or practices that establish firm allocations between short- and long-term incentive compensation or equity- versus cash-based compensation.  The cash-based Senior Management Incentive Plan, the annual equity award under the Equity Incentive Plan, and the equity and cash awards under the Long-Term Incentive Plan are based on a percent of base salary at the time of grant or award.  The Company has set forth the ranges for the various awards during 2006 in this Compensation Discussion and Analysis.  During any given year, an individual executive officer’s compensation may change based on a promotion or reduction in levels of responsibility.  Each of the incentive plans has provisions providing for pro rata adjustment of awards for newly hired, promoted, or departing executives.

The Company maintains various retirement and savings plans for its senior executives, and believes such programs are a necessary component of its overall compensation program.  The retirement-focused plans are the Harleysville Retirement Savings Plus Plan, which is a defined contribution plan that is available to all employees and has both non-matching and matching Company contributions; a Non-Qualified Excess Contribution and Match Program (the “Excess Plan”), which is available to all officers of the Company at paygrade level 20 or higher, including the senior executives; and a Non-Qualified Deferred Compensation Plan, which is also available to all officers at paygrade level 20 or higher, including the senior executives.

The Company also has a pension plan and a supplemental executive retirement plan (“SERP”) for its executive officers.  Please see page 43 for a description of these benefits.  Both the pension plan and SERP are defined benefit plans.  In March 2006, the Company determined that no additional benefits would accrue to participants in the pension plan and SERP.  This was done as part of the Company’s overall assessment of its compensation strategy and program.  The Company believes that its enhanced defined contribution plan positions it more competitively in its markets.  The executive officers with pension plan or SERP accounts remain eligible to maintain such accounts, and the vesting of such benefits will continue as to the existing accounts.

As a retention instrument, the Company enters into Change in Control Agreements with its senior executives.  Please see pages 53-54 for a description of these agreements.

Compensation Program for 2006

The specific components of the Company’s compensation program for executive officers for 2006 and how they function are described below.

Base Salary
Consistent with the Company’s compensation philosophy, annual base salary is designed to be competitive within the property/casualty insurance industry.  The Company has a paygrade structure, ranging from 1 to 32, with all positions assigned to a paygrade.  Executive officers tend to be assigned paygrades 25 to 32, with the highest reserved for the CEO.  The midpoint of each paygrade is set at the median pay for that position when compared to comparable positions in the property/casualty insurance industry and, if appropriate, other industries, on a size-adjusted basis.  The Company also considers the paygrades assigned to comparable positions within the Company and individual circumstances when determining paygrade assignments for a particular position.  A salary range based on the midpoint is developed for each paygrade.  Paygrade changes are usually the result of market movement, based on market comparisons, and/or promotions.

Salaries for the executive officers are determined by the Compensation Committee, generally in February of each year, with salary changes effective in April.  Executive salaries are based on a combination of paygrade range, individual performance, and Company performance, the weightings of which may change from year to year.  To evaluate Company performance, the Compensation Committee compares the Company’s improvement in corporate results from the prior year and reviews the overall corporate performance in the prior fiscal year to comparable insurance industry metrics, including return on equity (“ROE”) and combined ratio.  The term “combined ratio” is a standard term of measurement in the property/casualty insurance industry; it is the ratio produced by dividing: (1) the ratio of losses, loss adjustment expenses, and policy-holder dividends to net earned premiums and (2) the ratio of underwriting expenses to net written premium.  The resulting fraction then is expressed as a percentage.  To evaluate individual performance, the Compensation Committee assesses, with management input, actual performance as compared to position responsibilities.

The base salary earned by each of the Named Executive Officers for 2006 is included in the Summary Compensation Table on page 45.

Annual Incentive Compensation
The Company has a Senior Management Incentive Plan (“SMIP”), which is a cash-based plan used as the principal vehicle for awarding annual non-equity variable incentive compensation to members of the senior leadership team.  Awards are paid under the SMIP only if the Company achieves a minimum operating ROE goal.  Each year the Compensation Committee establishes targets under the SMIP in order to direct executive officer attention to the significant annual corporate goals the Company would like to achieve in the coming year.  In 2006, the Committee established the same corporate target goals for all executive officers:  a combined ratio goal for Harleysville Group’s property/casualty operations and an operating ROE goal.  Individual goals also were established for each executive officer.  The weightings for each goal were:  combined ratio, 40%; operating ROE, 30%; and individual objectives, 30%.  The target awards for the executive officers ranged from 35% to 50% of the annual base salary paid for 2006, depending on the executive officer’s position and title at the end of the year.  In connection with establishing the target awards, the Compensation Committee develops a grid with minimum, target, and maximum combined ratio and ROE goals.  Payouts may be up to 200% of the target award if actual performance exceeds the target goal.  Conversely, payouts may be less than 100%, and as low as zero, if actual performance does not attain the established minimum goals.

Individuals promoted to an eligible position during the year are eligible to participate in the SMIP at the discretion of the CEO and with the approval of the Compensation Committee.  In accordance with the SMIP plan document, awards are pro rated for newly eligible participants and for those participants who retire prior to the end of any fiscal year period.  If an eligible participant leaves an eligible position at any point during the year, other than for retirement, death, or disability, such individual is no longer eligible for an award for that year.

The Compensation Committee generally meets in February of each year to determine the awards, if any, earned under the SMIP for executive officers other than the CEO, and to determine its recommendation for the CEO award, which is then considered by the Board and the Board determines the CEO award.  Awards may not exceed $1,000,000 in any year for any participant, and awards must be paid by March 15 of each year.  For 2006, the Compensation Committee determined that the Company met the minimum operating ROE threshold and exceeded the combined ratio and ROE target goals under the SMIP.  Payments earned by the Named Executive Officers under the SMIP for 2006 are included in the Summary Compensation Table on page 45 under the “Bonus” column.

Long-Term Incentive Compensation
Historically, the Company used its Long-Term Incentive Plan (“LTIP”) to grant cash and stock-based awards to its executive officers.  Beginning in 2006, the Company decided to shift toward the use of equity-based compensation as its sole long-term incentive compensation measure.  The Company believes that this change will allow it to continue to align executive rewards with the creation of value for the stockholders, while being easier for participants and stockholders to understand.  Furthermore, the Company believes that the new structure will more closely align the long-term incentive compensation program with the Company’s current business strategy and the long-term compensation programs of its competitors.  Both the annual equity incentive awards and the LTIP are described below.

Annual Equity Incentive Awards

The Company believes that equity-based grants and awards are valuable long-term incentive compensation tools that link executive compensation directly to the creation of stockholder value.  The Company’s equity awards to executive officers and other employees are made under the Company’s Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”).  This Plan is described on pages 15-22.

In the past, the Compensation Committee granted annual stock options to officers and key employees.  In 2006, the Compensation Committee, after consultation with Towers Perrin and management, decided to make annual awards consisting of a mixture of Restricted Stock awards and Stock Options for executives and other officers of the Company.  Currently, the mix of awards is generally 60% Restricted Stock awards and 40% Stock Option grants.  Annual equity awards are generally made in February to April of each year.  Because equity awards are a component of a compensation target for a given year, these annual awards do not take into account equity awards already held by the officer.  A target award is established for each paygrade after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the applicable executive paygrade level.  In 2006, target awards for the executive officers, other than the CEO, total in the aggregate 50% of the base salaries.  For the CEO, the target award is 250% of base salary. The Compensation Committee generally uses the Black-Scholes option value method to determine the value of the Stock Option grant component of compensation and uses a five-day average stock price for the week ending two weeks before the date of grant in order to determine the number of shares of Restricted Stock.  The CEO provides input and recommendations to the Compensation Committee with respect to the equity awards to executive officers.  The Compensation Committee establishes the equity awards for the CEO and recommends approval of such awards by the independent members of the Board.  Based on individual performance, an officer may receive an award greater or less than target, including none at all.

The equity awards granted to the Named Executive Officers in 2006 are disclosed in the 2006 Grant of Plan-Based Awards Table on page 47.

As stated above, both Stock Option grants and Restricted Stock awards are made pursuant to the Equity Incentive Plan.  Under the Equity Incentive Plan, the exercise price of a Stock Option, and the tax obligations associated with the vesting of Restricted Stock, may be paid by any award-holder by the delivery of already owned shares, cash, or a combination of cash and shares.  In the event of a merger, consolidation, or other change in control of Harleysville Group, all outstanding Stock Options become vested and immediately exercisable, and the forfeiture restrictions on Restricted Stock awards lapse.  The Company believes this is important to provide assurance that long-term equity awards will not be forfeited upon an event outside of the control of the participant.

For Restricted Stock awards, the Compensation Committee has the authority to impose such terms and conditions as the Committee finds appropriate.  Forfeiture restrictions may be time-based or performance-based.  Restriction periods are generally for three to five years, although the Compensation Committee may establish other time periods.  Currently, most outstanding Restricted Stock awards are time-based.  Performance-based restrictions may be based upon the attainment of goals established by the Compensation Committee in accordance with Section 162(m) of the Code.  Such performance goals may include specific amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets, or capital employed; stockholder return; premium volume; or other financial or operating goals determined by the Compensation Committee.  The Compensation Committee has the power to permit, in its discretion, acceleration of the applicable restriction period with respect to any part or all of an award.  Unless the Compensation Committee provides otherwise, all restrictions upon shares awarded under the Plan lapse: (1) upon the retirement of an employee, after attaining age 65 with at least five years of continuous service; or (2) on a pro-rata basis, upon the retirement of a employee after attaining age 55 with at least ten years of continuous service or attaining age 62 with at least five years of continuous service.

In addition to Stock Options and Restricted Stock awards, the Equity Incentive Plan provides the Compensation Committee with the ability to award Stock Appreciation Rights to eligible employees.  Stock Appreciation Rights may be awarded in conjunction with the granting of Stock Options under the plan.  These rights entitle the recipient to receive at the time of the exercise of the related Stock Option, cash equal to the difference between the fair market value of the share of stock at the time of the grant of Stock Appreciation Rights and the fair market value of a share of stock at the time of the exercise, which cash may be applied to the purchase price of the related Stock Option.  The Compensation Committee recently has not granted Stock Appreciation Rights, but may do so in the future.

At the 2007 Annual Meeting, the Company is seeking stockholder approval to add Restricted Stock Units to the type of awards that can be made under the Equity Incentive Plan.  Please see pages 15-22 for a description of the proposed changes to the Plan.

Equity Granting Practices

Generally, the Compensation Committee determines annual grants of equity-based awards (currently Stock Options and Restricted Stock) at its meeting held in February to April of any given year.  In addition to such annual grants, the Compensation Committee will make equity-based awards to newly hired executives or key employees, or to existing employees being promoted, on an ad hoc basis.  If a regularly scheduled Compensation Committee meeting will occur prior to the commencement date of the new hire or promotion, the Compensation Committee may approve such award at its meeting, conditioned upon the actual employment or promotion occurring.  Otherwise, the Compensation Committee may act by Unanimous Written Consent or by holding a telephonic Committee meeting.

The exercise price for all Stock Option grants is equal to the closing price on the date of grant.  All Stock Options granted under the Equity Incentive Plan in 2006 were non-qualified options receiving no special tax treatment, have an exercise price equal to the fair market value of a share of common stock on the date of grant, have a term of ten years, and vest at the rate of one third each on the first, second, and third anniversary dates of the award.

Please see the 2006 Grant of Plan-Based Awards Table on page 47 for information regarding the equity-based grants made to the Named Executive Officers in 2006.

Long-Term Incentive Plan (“LTIP”)

Since 1988, the Company maintained the LTIP designed to reward those senior executive officers of Harleysville Group involved in establishing and executing the Company’s growth strategy.  Each year from 2000-2005, under the LTIP, the Company established target awards for three-year performance periods.  Each target award had both a cash and stock component that can vary by participant, and was based on relative Total Stockholder Return (“TSR”), the components of which include both a change in stock price and imputed dividend reinvestment, compared to a universe of at least 20 property/casualty insurance company stocks.  The target awards, which range from 30% to 200% of annual base salary at the beginning of the period, are payable if the TSR is at the 50th percentile at the end of such period.  Target cash and target share awards were established as of January 1 of the first year of each three-year period based on a participant’s annual base salary and the value of the Company’s common stock on the first trading day of the year.  A maximum award of 150% of target is paid if the TSR is achieved at the end of the period at the 80th percentile or higher while a minimum award of 50% of target is paid if the TSR is achieved at the 35th percentile.  No award is paid if the TSR is below the 35th percentile.  TSR falling between the 35th and 50th percentiles and between the 50th and 80th percentiles will be interpolated to determine the actual earned award.  Payouts were made to eligible participants for the 2004-2006 LTIP in February 2007, as the TSR performance measure was met.  Additionally, a number of the executive officers are eligible to receive awards under the LTIP in 2008 for the performance period from January 1, 2005 through December 31, 2007.  Please see the 2006 Grant of Plan-Based Awards Table on page 47 and the Outstanding Equity Awards at Fiscal Year End Table on page 49.

The maximum award to any participant under an LTIP award is $750,000 and 100,000 shares of common stock.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers as another way to align the interests of the executives with the interests of stockholders.  Under these guidelines, the executive officers must, by January 1, 2008, or within six years of moving into an eligible position, beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive additional equity awards at a level necessary to keep total compensation at the target level.  For the President and CEO, the multiple is three time base salary, and for the other executive officers, it is 1.5 times base salary.

Other Benefits

The Company provides health and welfare benefits to its executive officers, including medical, dental, and life insurance coverage, long-term disability, holidays and vacation, defined contribution plan, and, until March 2006, pension plan benefits.  The executives received these benefits at the same rates as other employees, but executives were eligible for SERP benefits and are eligible to participate in the Non-Qualified Deferred Compensation Plan and the Non-Qualified Excess Contribution and Match Program, which are described below.

The Company also provides all employees with the ability to purchase shares of the Company’s common stock at a discount under the Employee Stock Purchase Plan, and eligible employees with the ability to purchase additional shares at a discount under the Excess Stock Purchase Plan.  The Employee Stock Purchase Plan and the Excess Stock Purchase Plan are both plans that allow employees to purchase shares of the Company’s common stock at a price of 85% of the lower of the fair market value of the stock at the start or end of the six-month subscription period, whichever is less.  The Employee Stock Purchase Plan allows for a maximum purchase of $25,000 of common stock per year; any eligible employee who desires to purchase more than that amount in any given year may make such purchases under the Excess Stock Purchase Plan.  A total of 1,650,000 shares are reserved for issuance under the Employee Stock Purchase Plan and 50,000 shares under the Excess Stock Purchase Plan.

Deferred Compensation Plan

Executive officers are eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan.  Under the deferred compensation plan, executives may elect to defer compensation by making a written deferral election in the calendar year prior to the year in which the compensation is earned or paid, whichever occurs first.  There are some exceptions to the timing requirements during the first year of eligibility under the plan.  Such deferred compensation remains an asset of the Company, subject to a Rabbi Trust Agreement until the participant dies, becomes permanently disabled, or otherwise terminates employment with the Company.  The Nonqualified Deferred Compensation Table on page 51 provides information regarding the accounts of the participating Named Executive Officers under this plan.

Post-Termination Arrangements

The Company provides certain post-termination benefits as part of its overall compensation program and, as described above, believes these benefits are a necessary component of a competitive compensation package.  In 2006, the Company evaluated its retirement benefits and determined it was appropriate to cease benefit accruals under its defined benefit plans, as discussed below.

Impact of Retirement on Outstanding Equity Awards

As part of the Company’s retirement program, each Stock Option award has provisions that provide for accelerated vesting of Stock Options, and extended periods to exercise vested Stock Options following retirement.  Stock Options that have been held for at least six months become immediately exercisable upon an executive officer’s retirement, death, or disability.  Such extended exercise periods are one, two, or five years after retirement, depending upon the age of the participant at retirement, and the years of continuous service prior to such retirement.  Please see page 19 for details regarding the impact of retirement upon the vesting and exercisability of outstanding Stock Option awards.

For Restricted Stock awards, upon the retirement of an executive officer, after attaining age 65 with at least five years of continuous service, all forfeiture restrictions lapse, and upon the retirement of an executive officer after attaining age 55 with at least ten years of continuous service or attaining age 62 with at least five years of continuous service, restrictions lapse on a pro rata basis calculated based on the applicable portion of the restriction period that arises before the date of such retirement.

The Company believes these retirement benefits are a valuable retention tool for its employees, including the Named Executive Officers.  The Compensation Committee has the discretion to amend these provisions in awards made under the Equity Incentive Plan.

Pension Plans

The Company maintains a qualified defined benefit plan and related Supplemental Retirement Plan (“SERP”) for its executive officers, including the Named Executive Officers.  The Company established the SERP to permit payout to executives of a pension benefit calculated on the full amount of their compensation, which otherwise would have been limited because of the federal limits imposed on the qualified pension plan.   Prior to March 31, 2006, benefits under the pension plan and the SERP were based on the highest five-year average of credited salary plus average annual incentive compensation.  As of March 31, 2006, no additional benefits accrue under the pension plan and SERP, although participants will continue to earn vesting credit.  The Pension Benefits Table on page 50 shows the final benefit that was accrued as of March 31, 2006 for the Named Executive Officers, which is payable at age 65 in the form of a single life annuity.  For participants who are married at retirement, the normal form of payment would be an actuarially reduced joint and 50 percent survivor annuity.

Harleysville Retirement Savings Plus Plan (Defined Contribution Plan)

All non-temporary employees are eligible to participate in the Company’s tax-qualified defined contribution plan, which is a long-term investment plan designed primarily to assist employees in saving for retirement.  Participating employees can defer up to 100% of their base salary each year, up to the limits established by federal law, and the Company matches such contributions up to 6% of salary.  The matching contribution by the Company can range from 50% to 125% of the amount deferred by the employee up to 6% of base salary, depending upon the Company’s operating results.  The Company also makes a contribution equal to 5% of base salary for all eligible employees and these Company contributions vest upon the employee attaining three years of service.

The Company also has established the Non-Qualified Excess Contribution and Match Program (the “Excess Plan”) to provide for company contributions on salary paid that is in excess of the annual limitation imposed by the IRS.  Under this Plan, executives receive a 5% contribution on salary paid in excess of the annual limits for contribution under the Company’s tax-qualified defined contribution plan and an amount equal to the matching contribution made under the deferred compensation on 6% of salary paid in excess of those annual limits.

Change in Control Agreements

The Company has entered into change in control agreements with certain key officers, including the Named Executive Officers.  The details of these agreements are discussed on pages 53-54.  The Company believes these agreements are necessary to attract and retain senior executives who may face potential job loss as a result of consolidation or merger activities.  Such agreements provide executives with a level of financial security that can be beneficial to their retention if the Company becomes involved in a change in control transaction and the executive loses his or her position.

The change in control events, which are described on page 54, have been selected to trigger the benefits if the current control of Harleysville Group or Harleysville Mutual changes, either in respect of stockholders or incumbent directors, or in the event that a new person or entity enters into a management agreement with the Company or Harleysville Mutual.

Please see pages 53-54 for a description of the Company’s change in control agreements with the Named Executive Officers.

The Company does not otherwise have employment agreements with its executive officers.

Other Agreements

In October 2006, the Company entered into an Agreement and Release with Catherine B. Strauss in connection with her retirement from the Company.  Such agreement, which is described on page 55, establishes the benefits and payments to be paid in connection with her retirement.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of executive compensation deductibility under the limits set forth in Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration.  To date, the Company has not provided annual compensation to any Named Executive Officer that exceeds the Section 162(m) deduction.  The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility where possible but also believes that the Company’s business needs should be the most important factor in compensation design.  Therefore, the Compensation Committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs must meet the requirements of performance-based compensation under Section 162(m).  The Compensation Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.

SUMMARY COMPENSATION TABLE

This table provides compensation disclosure, for 2006, for (1) the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO); and (2) the Company’s three most highly compensated executive officers, other than the CEO and the CFO, who were serving in such capacity on December 31, 2006.

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Michael L. Browne President & Chief Executive Officer	2006	600,000	422,070	1,046,080	382,415	—	27,300	81,352	2,559,217
Arthur E. Chandler Senior Vice President & Chief Financial Officer	2006	290,000	208,025	86,270	57,553	—	5,400	29,615	676,863
Mark R. Cummins Executive Vice President, Chief Investment Officer & Treasurer	2006	329,230	110,264	223,988	74,307	—	7,400	33,420	778,609
Catherine B. Strauss Executive Vice President, Human Resources & Public Affairs	2006	245,920	95,273	189,463	118,327	—	18,900	25,023	692,906
Akhil Tripathi Senior Vice President & Chief Information Officer	2006	275,000	192,633	88,933	68,415	—	8,100	27,937	661,018

(1) The “Bonus” column reflects the annual cash bonus earned under the Senior Management Incentive Plan.  The bonuses listed were paid in 2007, but were earned in 2006.  Additionally, for Messrs. Chandler and Tripathi, this amount includes a $50,000 retention award they each received in December 2006, in recognition of their contributions and extraordinary efforts in connection with the marked improvement in the Company’s total shareholder return performance in comparison to its peers.  The Board approved these retention awards based on the recommendations of the CEO and the Compensation Committee.

(2) The “Stock Awards” and “Option Awards” columns reflect the expense recognized in 2006 for all stock or option awards granted under the Equity Incentive Plan.  These amounts are determined in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123R”), without regard to any estimate of forfeiture for service vesting.  For Messrs. Browne and Cummins and Ms. Strauss, these amounts also include the FAS 123R expense for their respective payouts (stock and cash components) under the 2004-2006 LTIP award.  Additionally, for all Named Executive Officers, these amounts include the FAS 123R expense for their respective payouts (stock and cash components) under the 2005-2007 LTIP award.  For Ms. Strauss, these amounts reflect a pro-rata amount for the 2005-2007 LTIP because she retired from the Company, effective January 2, 2007.

(3)  This column represents the change in values under the Pension Plan and SERP.  The change in benefit values from January 1, 2006 to December 1, 2006, from an actuarial perspective, for each Named Executive Officer under the Pension Plan and SERP, respectively, are: $8,600 and $18,700 for Mr. Browne; $3,800 and $1,600 for Mr. Chandler; $3,800 and $3,600 for Mr. Cummins; $15,100 and $3,800 for Ms. Strauss; and $5,900 and $2,200 for Mr. Tripathi.

(4)  For the fiscal year ended December 31, 2006, the aggregate amount in “All Other Compensation” consists of the following compensation:

Named Executive Officer	Retirement Savings Plus Plan Contributions (Defined Contribution Plan) ($)	Non-Qualified Excess Contribution and Match Program Contributions ($)	Other ($)
Michael L. Browne	32,162	24,190	25,000
Arthur E. Chandler	25,183	4,432	—
Mark R. Cummins	26,504	6,916	—
Catherine B. Strauss	23,382	1,641	—
Akhil Tripathi	24,455	3,482	—

The “Retirement Savings Plus Plan Contributions (Defined Contribution Plan)” column includes a Company contribution of 5% of base salary, as well as a Company guaranteed match of 50% and a Company performance match of 58.33%.  The matching contributions are made on base salary deferred by the executives, up to 6% of base salary, and all contributions are subject to the annual limitations on compensation imposed by the IRS for qualified plans (IRS compensation limits).  The Company guaranteed match was paid and earned in 2006, while the Company performance match was paid in 2007 but earned in 2006.

The “Non-Qualified Excess Contribution and Match Program Contributions” column includes 5% of base salary in excess of the IRS compensation limits and a matching contribution equal to the sum of the guaranteed match and performance match on 6% of base salary in excess of IRS compensation limitations.

For Mr. Browne, the “Other” compensation in the table above represents a contribution made in 2006 by the Company on his behalf to a Corporate-Owned Life Insurance (“COLI”) account.  Please see pages 56-57 for a description of the Company’s COLI Plan.

2006 GRANT OF PLAN-BASED AWARDS TABLE

Named		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)	or Units (#) (1)	Options (#) (2)	Awards ($/Sh)	Awards ($) (3)
Michael L. Browne	4/26/06							20,630	93,850	$29.39	1,516,661
Arthur E. Chandler	4/26/06							2,170	9,880	$29.39	159,612
Mark R. Cummins	4/26/06							1,590	7,210	$29.39	116,667
Catherine B. Strauss	4/26/06							1,520	6,920	$29.39	111,797
Akhil Tripathi	4/26/06							2,460	11,180	$29.39	180,745

(1)  The “All Other Stock Awards” column represents a Restricted Stock award granted under the Equity Incentive Plan.  Forfeiture restrictions will lapse and awards will vest on the fifth anniversary of the date of grant if the Named Executive Officer remains continuously employed on the vesting date.  Additionally, Mr. Browne’s award contains a performance-based forfeiture restriction.   For Ms. Strauss, the restrictions lapsed on 912 shares awarded upon her retirement in January 2007, and 608 restricted shares were forfeited.  For additional information on the Equity Incentive Plan, please refer to pages 15-22.

(2)  The “All Other Equity Awards” column represents Non-Qualified Stock Options granted under the Equity Incentive Plan.  The options will vest and become exercisable in three equal installments: one-third on the first anniversary of the date of grant, two-thirds on the second anniversary, and three-thirds on the third anniversary of the date of grant.  In the event of a change in control, any unvested Stock Options will vest.

(3)  The “Grant Date Fair Value” was determined by using the Black-Scholes option pricing model.  The dividend yield assumption was 2.38%; the expected volatility assumption was 34.67%; the risk-free interest rate assumption was 4.96%; and the expected life assumption was six years.  These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group’s estimate of future stock price growth.  Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group’s common stock, which will be determined by future events and unknown factors.

As described in the Compensation Discussion & Analysis, the Company is in the process of winding down its LTIP awards and intends to utilize equity-based awards under the Equity Incentive Plan as its primary long-term incentive compensation component.  The disclosure in the Summary Compensation Table includes the compensation expense recognized in 2006 for outstanding LTIP awards, which include the 2004-2006 LTIP award and the 2005-2007 LTIP award.  In February 2007, the Compensation Committee determined the extent to which the 2004-2006 LTIP awards were earned, based on the performance targets established in 2004.  As a result of such determination, Messrs. Browne and Cummins and Ms. Strauss received 2004-2006 LTIP payouts of $376,358 and 71,106 shares, $167,003 and 7,852 shares, and $124,740 and 5,865 shares, respectively.

Messrs. Chandler and Tripathi were not participants in the LTIP for the 2004-2006 Plan period, and consequently, they did not receive 2004-2006 LTIP awards.  Upon the CEO’s recommendation, however, the Compensation Committee approved retention awards to such executive officers because of their substantial contribution to the growth of the Company during 2006.  Each such retention award was in the amount of $200,000, payable $50,000 in cash before December 31, 2006, and shares of Restricted Stock with a value of $150,000 on the date of grant, which was made in February 2007.  These Restricted Stock awards were made under the Equity Incentive Plan, are subject to the terms of such plan, and will vest three years after the date of grant, subject to continued employment with the Company on such vesting date.  The Restricted Stock awards were made based on the Company’s total shareholder return as compared to the Company’s peers.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Michael L. Browne	—	—	—	—
Arthur E. Chandler	—	—	—	—
Mark R. Cummins	24,038	361,988	—	—
Catherine B. Strauss	76,898	952,506	—	—
Akhil Tripathi	—	—	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (2)
Michael L. Browne	2,500	—		16.3125	5/17/2010
	2,500	—		26.3600	5/23/2011
	2,500	—		27.2000	5/22/2012
	2,500	—		23.2090	5/20/2013
	37,648	—		19.2000	2/25/2014
	22,500	22,500		21.2500	2/23/2015
	—	93,850		29.3900	4/26/2016
						26,276	914,930
								61,647	2,146,549
Arthur E. Chandler	6,103	6,102		20.0000	4/5/2015
	—	9,880		29.3900	4/26/2016
						7,170	249,659
								6,168	214,770
Mark R. Cummins	14,038	—		24.5000	5/20/2008
	14,038	—		19.6250	5/26/2009
	14,038	—		16.3125	5/17/2010
	16,148	—		26.3600	5/23/2011
	17,148	—		27.2000	5/22/2012
	8,074	—		23.2090	5/20/2013
	16,148	—		19.2000	2/25/2014
	8,100	8,100		21.2500	2/23/2015
	—	7,210		29.3900	4/26/2016
						1,590	55,364
								6,547	227,967
Catherine B. Strauss	—	7,100		21.2500	1/2/2008
	—	6,920		29.3900	1/2/2009
						1,520	52,926
								3,260	113,513
Akhil Tripathi	6,103	6,102		23.3900	1/10/2015
	—	11,180		29.3900	4/26/2016
						6,735	234,513
								6,380	222,152

(1)  The “Market Value” is based on a closing market price of $34.82 on December 29, 2006.

(2)  The “Stock Awards-Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested” column represents the number of shares anticipated to be issued under the 2005-2007 LTIP awards at maximum.  At that same level, the Named Executive Officers are anticipated to receive, as payment of the cash component of the 2005-2007 LTIP awards: $405,000 for Mr. Browne; $59,812 for Mr. Chandler; $172,846 for Mr. Cummins; $86,072 for Ms. Strauss; and $61,875 for Mr. Tripathi.  The anticipated awards for Mr. Chandler reflect a pro rata amount based on Mr. Chandler’s date of hire in April 2005.

Similarly, the anticipated awards for Ms. Strauss reflect a pro rata amount based on her retirement from the Company in January 2007.

PENSION BENEFITS TABLE

Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael L. Browne	Pension Plan	2.25	64,300	—
	Supplemental Retirement Plan	2.25	128,900	—
Arthur E. Chandler	Pension Plan	1.25	18,900	—
	Supplemental Retirement Plan	1.25	8,000	—
Mark R. Cummins	Pension Plan	14.25	210,400	—
	Supplemental Retirement Plan	14.25	130,200	—
Catherine B. Strauss	Pension Plan	9.75	276,700	—
	Supplemental Retirement Plan	9.75	37,800	—
Akhil Tripathi	Pension Plan	1.25	28,000	—
	Supplemental Retirement Plan	1.25	9,700	—

The Company maintains a qualified pension plan and related Supplemental Retirement Plan (“SERP”) for its executives, including the Named Executive Officers.  No additional benefits accrue under the pension plan or SERP after March 31, 2006, but participants will continue to earn vesting credit.  Benefits accrued under the plans as of March 31, 2006 will be paid in accordance with the terms of the pension plan and SERP.  Prior to March 31, 2006, a pension awarded under such pension plans was based on the highest five-year average of credited salary plus average annual incentive compensation, which included SMIP, bonus, and LTIP compensation.

The foregoing table shows the final benefit that was accrued as of March 31, 2006 for the Named Executive Officers, which is payable at age 65 in the form of a single life annuity.  The present values have been determined assuming benefits commence as of each individual’s earliest retirement age at which they are entitled to unreduced benefits.  For the pension plans, this is the individual’s normal retirement date, the later of age 65 and the fifth anniversary of participation in the pension plan.  Additionally, the present values have been determined using the same actuarial assumptions that have been used for financial disclosure requirements for the pension plans.  Specifically, this includes a post-retirement mortality assumption of the RP2000 Mortality Tables projected to 2005 for healthy males and females and discount rates of 5.95% as of December 31, 2006 and 5.70% as of January 1, 2006.  No pre-retirement decrements have been reflected.  For participants who are married at retirement, the normal form of payment would be an actuarially reduced joint and 50 percent survivor annuity.

Messrs. Browne, Chandler, and Tripathi are not vested in their benefits under the pension plan, but all were participants as of March 31, 2006; each will vest in such benefit upon attaining five years of credited service.  Mr. Cummins and Ms. Strauss are both fully vested in the qualified pension plan.  Ms. Strauss is currently the only Named Executive Officer entitled to a benefit under the SERP.  The other Named Executive Officers will be entitled to receive benefits under the SERP if they continue to be employed until attaining age 55 and five years of service, and then will receive the benefits accrued as of March 31, 2006, as described above.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Named Executive Officer	Executive Contributions in 2006 ($)	Company Contributions in 2006 ($) (1)	Aggregate Earnings in 2006 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance at December 31, 2006 ($)
Michael L. Browne	—	65,350	10,781	—	140,091	(3)
Arthur E. Chandler	—	4,925	357	—	5,282
Mark R. Cummins	—	10,684	22,626	—	170,259
Catherine B. Strauss	—	4,961	24,165	—	164,097
Akhil Tripathi	—	7,085	474	—	7,559

(1)  The “Company Contributions” column consists of Company contributions under the Non-Qualified Excess Contribution and Match Program (the “Excess Plan”).  The contributions include a guaranteed match that was paid and earned in 2006 and a performance match that was paid in 2006 but earned for 2005.  The contributions pay at the same rate as paid under the Company’s Retirement Savings Plus Plan (Defined Contribution Plan).  Please see page 42 for a description of the Excess Plan.  For Mr. Browne, this column also includes the Company’s contribution of $25,000 made on his behalf under the COLI Plan.  Please see pages 56-57 for a description of the Company’s COLI Plan.

(2)   The “Aggregate Earnings” column reflects the investment income earned in the Participant’s deferred compensation account including the change in market value in the account in 2006.  For Mr. Browne, this amount includes the aggregate earnings in 2006 in the Company’s COLI account on his behalf during his tenure as CEO and the aggregate earnings in 2006 in his employee deferred compensation account.

(3)   For Mr. Browne, the “Aggregate Balance” column includes the balance in his employee’s COLI account ($78,275) and the balance in his account under the Non-Qualified Deferred Compensation Plan ($61,816).

Post-Employment Arrangements

The Named Executive Officers are each entitled to receive certain compensation or benefits in the event their employment relationship with the Company is ended if: (1) he or she retires; (2) there is a change in control of the Company; or (3) within a designated time period following a change in control, the Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason.”  The following table sets forth the compensation or benefits that the Named Executive Officers would have received if a change in control, or an applicable termination following a change in control, had occurred at December 31, 2006.

Change in Control
Name	Benefit	Change in Control Impact ($) (1)	Additional Payments if Termination “Without Cause” or “For Good Reason” Occurs After Change in Control ($) (2)
Michael L. Browne	Severance	—	2,541,500
	LTIP Awards	1,084,415	—
	Equity Awards	1,533,268	—
	Benefits Continuation	—	68,804
	Excise Taxes	—	1,410,477
	Total	2,617,683	4,020,781
Arthur E. Chandler	Severance	—	739,500
	LTIP Awards	117,069	—
	Equity Awards	275,210	—
	Benefits Continuation	—	49,915
	Excise Taxes	—	—
	Total	392,279	789,415
Mark R. Cummins	Severance	—	845,208
	LTIP Awards	172,877	—
	Equity Awards	204,431	—
	Benefits Continuation	—	52,713
	Excise Taxes	—	—
	Total	377,308	897,921
Akhil Tripathi	Severance	—	701,250
	LTIP Awards	121,096	—
	Equity Awards	280,006	—
	Benefits Continuation	—	56,021
	Excise Taxes	—	—
	Total	401,102	757,271

(1)  The “Change in Control Impact” column quantifies the value to the Named Executive Officers of the acceleration of equity and incentive awards under the provisions of the LTIP and the Equity Incentive Plan.  If a change in control of the Company or the Mutual Company occurs, the outstanding equity awards then held by the Named Executive Officers are impacted, regardless of whether their employment is terminated in connection with that change in control.

The value set forth in the “LTIP Awards” portion of this column represents the pro rata amount of the 2005-2007 LTIP awards at target each Named Executive Officer would receive under the LTIP in the event of a change in control as of December 31, 2006.  The 2004-2006 LTIP ended on December 31, 2006, and therefore, the Named Executive Officers who were eligible for payouts under the 2004-2006 LTIP would have received the total amount earned under that LTIP period, regardless of whether a change in control had occurred.  Please see page 47 for the payouts under the 2004-2006 LTIP to the Named Executive Officers.  The value set forth in the “Equity Awards” portion of the “Change in Control Impact” column represents the consideration the Named Executive Officer would receive if all outstanding Restricted Stock awards and Stock Options (unvested and unexercised) would have become fully vested at December 29, 2006.  The value of the accelerated Stock Options at December 29, 2006 for each Named Executive Officer is as follows:  Mr. Browne, $814,931; Mr. Chandler, $144,095; Mr. Cummins, 149,067; and Mr. Tripathi, $130,465.

In addition to the payments listed in the “Change in Control Impact” column, each of the Named Executive Officers who participates in the Company’s Non-Qualified Deferred Compensation Plan would be entitled to receive a payout of his outstanding account balance upon a change in control.  Please see the Nonqualified Deferred Compensation Table on page 51 of this proxy statement for the account balances at December 31, 2006.

(2)  The “Additional Payments” column represents the payments or benefits each Named Executive Officer would receive, under his Change in Control Agreement (described below), if the executive’s employment is terminated (either by the Company without “cause” or by the executive for “good reason”) after a change in control.  Such payments would be made in a lump sum within 30 days after the date of termination, with the exception of “Benefits Continuation.”  In accordance with the Change in Control Agreements, the Company will pay to continue benefits for 36 months for Mr. Browne and for 24 months for the other Named Executive Officers.  The amount indicated for “Benefits Continuation” represents the value, at December 31, 2006, of such payments.

As stated above in note (1), the outstanding LTIP and Equity Incentive Plan awards vest upon a change in control without the need to satisfy a termination trigger event, so they are not included in the “Additional Payments” column.  The Change in Control Agreements, however, provide that if the outstanding Stock Option awards made to the Named Executive Officer are not legally capable of being exercised at the time of termination under the Change in Control Agreement, then the Company would pay, in cash, an amount equal to the difference between the exercise price of each Stock Option and the highest stock price of the Company’s common stock in the 12-month period prior to the change in control event.  If this clause were operational at December 31, 2006, the Named Executive Officer would have received the following cash payments, instead of the Stock Option consideration set forth above in note (1): Mr. Browne, $1,259,388; Mr. Chandler, $205,150; Mr. Cummins, $207,552; and Mr. Tripathi, $196,486.

Additionally, each of the Named Executive Officers who is vested in the Pension Plan or SERP will receive the amounts attributable to such plans at the time of termination of employment.  Please see the Pension Benefits Table and the related narrative information, contained on page 50 of this proxy statement, for the payments that would be due under such plans at December 31, 2006.

Change in Control Agreements

The Company has entered into agreements with each Named Executive Officer that provides for compensation to be paid if both a “change in control” of Harleysville Group or Harleysville Mutual occurs and the Named Executive Officer’s employment is subsequently terminated (either by the Company without “cause” or by the Named Executive Officer for “good reason”).  The agreements define “cause” as a failure by the Named Executive Officer to perform his duties or willful conduct that injures the Company, and define “good reason” as a substantial change in the status of the Named Executive Officer’s role with Harleysville Group, including a diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, or a change of place of employment.  In order for the termination to trigger the payment obligations, such termination must occur within three years after a change in control for Mr. Browne or within two years after a change in control for the other Named Executive Officers.

A “change in control” will occur under these agreements: (a) subject to several exceptions, upon the acquisition of beneficial ownership of more than 20% of the voting securities of the Company by any person other than Harleysville Mutual at any time when Harleysville Mutual does not own at least a majority of the Company’s voting securities; (b) if, during any rolling 24-month period, persons who were directors of the Company or Harleysville Mutual, as the case may be, cease to constitute a majority of the directors of such company (including, for such purpose as members of such board at the beginning of such period persons whose nomination or appointment to such board was approved by a vote of at least two-thirds of the incumbent directors); (c) a merger to which the Company is a party unless (i) the Company’s stockholders prior to the merger own more than 50% of the survivor of the merger in substantially the same proportion as they held voting securities of the Company prior to the merger, (ii) no person acquires more than 50% of the voting securities of the survivor in the merger, except to the extent such person owned such a percentage of the Company prior to the merger, and (iii) at least a majority of the members of the board of the survivor were members of the board of the Company that approved the transaction (for purposes of the foregoing, a new parent company of the Company is included in there term “survivor”); (d) Harleysville Mutual affiliates with a third party and persons who were members of the board of the Company prior to such affiliation cease to constitute at least two-thirds of the members of the board of the Company following such affiliation; (e) the stockholders of the Company and all necessary regulatory authorities approve the liquidation of the Company; (f) a person acquires control reportable under the SEC’s tender offer rules; or (g) the Company or Harleysville Mutual enters into a management agreement with a third party who obtains through such agreement the power to direct the management and policies of the Company or Harleysville Mutual (but only if, at such time, Harleysville Mutual owns at least 20% of the voting power of the Company).

If both such “double trigger” events occur, the severance compensation to be paid to Mr. Browne, as CEO, is 2.99 times, and the compensation to be paid to the other Named Executive Officers is 2 times, the sum of annual base salary and the average annual incentive target awards over the past three years.  The Change in Control Agreements also contain a full “gross up” benefit, entitling the Named Executive Officer to receive funds to pay any resulting excise tax payable as a result of the compensation if such excise tax is incurred under the applicable Code sections (Section 4999 and 280G), and payment of any legal fees incurred as a result of the termination.  In addition, the Named Executive Office will continue to be eligible to participate in health and welfare benefit plans comparable to those received prior to the change in control, for up to three years for Mr. Browne and for two years for the other Named Executive Officers.  The “Additional Payments” column in the table above shows a calculation of these payments, other than the legal fees, that would have been paid if a change in control and termination event had occurred at December 31, 2006.

The initial term of each of the Change in Control Agreements expires on December 31, 2007, except for Mr. Browne’s, which initially expires on December 31, 2009.  Each agreement renews after expiration of the initial term unless, not later than 12 months prior to the initial expiration date or any scheduled renewal, the Company gives notice of non-renewal.

Retirement

In addition to the potential payments identified in the table above, any Named Executive Officer who is retirement-eligible and is a participant in and vested in the Company’s Pension Plan, SERP, and/or Non-Qualified Deferred Compensation Plan is eligible to receive compensation under such plans upon retirement.  Please see pages 50-51 for the balances under such plans for the Named Executive Officers.  Under the Equity Incentive Plan and the LTIP, any Named Executive Officer who retires with outstanding equity awards will have an extended period in which to exercise Stock Options, and will receive either full or pro rata vesting of Stock Options, Restricted Stock, and LTIP awards.  Please see page 19 for a description of the impact of retirement on the equity awards.  As of December 31, 2006, only Ms. Strauss was retirement eligible.

Other Agreements

The Change in Control Agreement between the Company and Catherine B. Strauss terminated upon her retirement from the Company in January 2007.  In connection with such retirement, Ms. Strauss entered into an Agreement and Release with the Company on October 24, 2006.  Pursuant to this Agreement, and in consideration of her long service with the Company, Ms. Strauss will receive all the benefits to which she is entitled as a retiree, which include payments under vested pension and SERP benefits, and benefits under the Company’s Retirement Savings Plus Plan, Non-Qualified Deferred Compensation Plan, the Equity Incentive Plan, the LTIP, and the Senior Management Incentive Plan.  The value of such accelerated Equity Incentive Plan and LTIP awards equals $160,902.  Please see the tables on pages 50 and 51 for the balances under the Pension Plan, SERP, and Non-Qualified Deferred Compensation Plan.

Additionally, the Company has agreed to pay post-retirement payments to Ms. Strauss as follows.  For the first six months after her retirement, Ms. Strauss will receive payments equal to her base salary at the time of retirement for six months.  If, at the end of such six-month period, Ms. Strauss has not obtained senior executive level employment, such payments will then continue until the later of her retaining such employment or January 2, 2008 (the end of another six month period).  The amount of such second six-month payments, if any, may be reduced by the amount of compensation, if any, that Ms. Strauss receives if Ms. Strauss obtains new employment after January 2, 2007 that does not meet the senior executive level employment described above.  In addition, the Company will pay Ms. Strauss’ medical and dental coverage if she makes an election under COBRA through the earlier of one year and the date she obtains benefits through other employment.  Assuming that the severance payments are made only for the first six months under the Agreement, Ms. Strauss will receive $122,960.

In consideration for such payments, Ms. Strauss agreed to a non-solicitation covenant with respect to any employees, agents, or independent contractors of the Company for a twelve-month period starting upon her retirement, and released all waiveable claims against the Company.

NON-EXECUTIVE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lowell R. Beck	50,500	30,000	—	—	—	—	80,500
W. Thacher Brown	57,500	30,000	—	—	—	—	87,500
Michael L. Browne	—	—	—	—	—	—	—
G. Lawrence Buhl	48,500	30,000	—	—	—	—	78,500
Mirian M. Graddick-Weir	44,500	30,000	—	—	—	—	74,500
Frank E. Reed	51,500	37,012	—	—	—	—	88,512
Jerry S. Rosenbloom	54,500	30,000	—	—	—	—	84,500
William W. Scranton, III	166,500	30,000	—	—	—	—	196,500

(1)  The “Fees Earned or Paid in Cash” column represents Board and Committee fees.  The following chart shows the schedule of non-employee directors’ fees paid in 2006.  The Board approved the same fees for 2007:

Type of Compensation	Amount ($)
Annual Retainer	25,000
Additional Monthly Retainer for Non-employee Chairman	8,333
Board Attendance Fee per Meeting	1,500
Committee Attendance Fee per Meeting	1,000
Annual Retainer for Committee Chair	6,000/9,000

The chair of the Audit Committee and the chair of the Compensation and Personnel Development Committee receive an annual retainer of $9,000; the chairs of the other Committees receive an annual retainer of $6,000.  Directors are reimbursed for out-of-pocket expenses.  A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same Committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee.  In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual.

Board members may defer receipt of some or all of their Board and committee fees under the Directors’ Standard Deferred Compensation Plan.  Mr. Brown deferred $25,000 from his 2006 fees, and Ms. Graddick-Weir deferred $44,500 from her 2006 fees.

In addition to the standard deferred compensation plan, the Company also offers its directors the ability to participate in deferral plans referred to as COLI plans.  A COLI plan is offered every four years to each director a few months before the beginning of the first year of the plan.  The director must commit to a four-year deferral of an identified portion of his or her fees and must consent to having his or her life insured with the Company, with the Company being the owner and beneficiary of the policy.  Upon retirement from the Board, the participants will be entitled to receive the deferred fees plus the interest earned.  The Company established the COLI plans in 1988, and the last plan period began in 2004.  Mr. Browne has been a participant in these plans since 1988, when he was a director, and continued in the 2004-2007 COLI Plan when he became CEO in February 2004.  Additionally, Mr. Brown has participated in the COLI Plan since 1996, and Mr. Reed participated in the COLI Plan from 1988-1995.

(2)  For Mr. Reed, the amount in the “Stock Awards” column includes the FAS 123R expense in 2006 for the shares awarded in 1996 under the Directors’ Equity Award Program.  For all directors, the amount in this column represents the FAS 123R value expensed in 2006 for their Deferred Stock Unit awards granted under the Directors’ Deferred Stock Unit Plan.

In April 2006, each non-employee director received a grant of Deferred Stock Units equal to a value of $30,000 on the date of grant.  A Deferred Stock Unit is the right to receive, without payment to the Company, one share of common stock of the Company.  Upon termination of service, a non-employee director will receive shares of common stock equal to the Deferred Stock Units in his or her account.  The Deferred Stock Units have a dividend equivalent feature, which provides for payment of cash dividends when and if cash dividends are paid on the outstanding common stock.

As set forth in Item 3 of this proxy statement, the Company is asking for approval of a Directors’ Equity Compensation Plan to provide the ability to use equity-based awards as part of the Company’s non-employee director compensation.  The Company believes it is important for directors to hold equity-based awards, to align their interests with the interests of stockholders.

COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE REPORT

The Compensation and Personnel Development Committee has reviewed and discussed the Compensation Discussion and Analysis, as set forth on pages 36-44 of this proxy statement, with management of the Company.  Based on such review and discussions, the Compensation and Personnel Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and included in this proxy statement.

Submitted by the Compensation and Personnel Development Committee:

Jerry S. Rosenbloom, Chairman
W. Thacher Brown
Mirian M. Graddick-Weir
William W. Scranton III

RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

The Company reviews, in advance of entering into any transaction or business relationship with a director, director nominee, executive officer, or Harleysville Mutual, the parameters of such transaction, and whether such transaction or business relationship could cause a potential conflict of interest between the Company and such other participant, or could lead to an arrangement that would not be commercially reasonable for the Company.  This review is performed first by management and then, to the extent a potential issue is identified, by the Board of Directors of the Company.  In making this assessment, management and the Board is guided by the requirements of Item 404(a) of Regulation S-K under the SEC rules, relating to related party transactions, and other SEC guidance on related party transactions, the guidance of the NASDAQ corporate governance rules, including director independence requirements, and the Company’s Conflict of Interest, Code of Ethics and Corporate Governance policies.  Because of the frequent transactions and business relationships between the Company and Harleysville Mutual, the Board has established a separate Committee, the Coordinating Committee, to review all material transactions between the Company and Harleysville Mutual.  The Coordinating Committee is comprised of individuals who are solely on the Board of the Company or solely on the Board of Harleysville Mutual, plus a non-voting Chair who is a director of both companies.  Transactions are not approved unless at least two directors from each company have approved the transaction.

The Company’s related party transaction procedures are not separately recorded in a policy, but are incorporated into the corporate governance policies described above.

Transactions with Harleysville Mutual

Harleysville Group was formed by Harleysville Mutual in 1979.  It was a wholly owned subsidiary of Harleysville Mutual until May 1986, when Harleysville Mutual sold shares of Harleysville Group’s common stock in a public offering.  Harleysville Mutual’s ownership of Harleysville Group’s outstanding common stock was reduced from 100% to approximately 70% at that time.  As of December 31, 2006, Harleysville Mutual’s ownership was approximately 54%.  Harleysville Group’s operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized below, have been fair to Harleysville Group (as well as to Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

Under a second amendment to a lease, effective January 1, 2005, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $3,959,789 per year.  Harleysville Mutual also may pay additional rent, based on a formula, for any additions, improvements, or renovations.  There was an additional rental payment of $90,296 made in 2006.  Harleysville Mutual also is responsible for all operating expenses including maintenance and repairs.  The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser.  Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses of the facilities are allocated according to an intercompany allocation agreement.

Harleysville Group provides certain management services to its insurance subsidiaries and to Harleysville Mutual.  Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation.  Harleysville Group received a fee of $6,420,270 in 2006 for its services under these management agreements.

Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in 1991 in connection with the acquisition of Mid-America Insurance Company and Harleysville Insurance Company of New York pursuant to a demand loan with a stated maturity of March 1998.  In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus .65 percent, which was a commercially reasonable market rate in 1998.  In February 2005, the maturity was extended to March 2012 and the interest rate was decreased to LIBOR plus .45 percent, which was a commercially reasonable rate in 2005.

Harleysville Group’s property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual, whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement.  All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement.  The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group’s pool participants are not liable for losses occurring prior to January 1, 1986.  Harleysville Group’s participation in 2006 was 72%.  The pooling agreement may be amended or terminated by agreement of the parties.  Further information describing the pooling arrangement is contained in Harleysville Group’s 2006 Annual Report to Stockholders.

SECTION 16 REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company.  Directors, officers, and 10% Holders are required by the regulations under the Exchange Act to file all Section 16(a) reports electronically and to provide the Company with notice of all of the Section 16(a) reports, which they file.  Based solely upon a review of the Section 16(a) reports filed electronically and the representations made by the reporting persons to the Company, the Company believes that its directors, officers, and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act during 2006.

Appendix “A”

HARLEYSVILLE GROUP INC.
AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

I.              Introduction

A.                                   Purpose of the Plan:  Harleysville Group Inc. (the “Company”) has established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and other employees of the Company, its insurance subsidiaries and its parent company to enable them to participate directly in the growth of the capital stock of the Company.  The Company intends that the Plan will facilitate securing, retaining, and motivating eligible employees of high caliber and potential.  It is intended that compensation paid hereunder to be fully deductible to the Company to the extent permitted under Section 162(m) of the Code.

B.                                     Definitions:  When used in the Plan, the following terms shall have the meanings set forth below:

1.                                       “Award(s)” means Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units made under the Plan.

2.                                       “Change in Control” shall be deemed to have occurred:

(a)           if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section  I.(B)(2); (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the “Parent Control Period”), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

(b)           if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Company Voting Securities; or

(c)           upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case,  immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)           Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Company Voting Securities; or

(e)           upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

(f)            any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

(g)           the Company or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

3.                                       “Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

4.                                       “Board” or “Board of Directors” means the Board of Directors of the Company.

5.                                       “Code” means the Internal Revenue Code of 1986, as amended.  Any reference in this Plan to a Code Section shall mean and refer to such Section or any successor thereto as may be in effect from time to time and the regulations promulgated thereunder.

6.                                       “Committee” means the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc., or any other committee selected by the Board meeting the applicable requirements of the SEC and the NASDAQ corporate governance standards.

7.                                       “Common Stock” means the common stock of the Company, par value of $1.00 per share.

8.                                       “Date of Grant” means the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

9.                                       “Director” means a member of the Board of Directors.

10.                                 “Disability” means the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s cessation of active employment with the Company.

11.                                 “Early Retirement” means cessation of employment with the Company after attaining the age of 55 and completing at least ten years of continuous service with the Company or attaining the age of 62 and completing at least five years of continuous service with the Company.

12.                                 “Effective Date” has the meaning set forth in Section VII.(J) of this Plan.

13.                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.                                 “Fair Market Value” means, as of any given date, with respect to Awards made hereunder, (i) the closing sale price of a share of Common Stock on such date on the principal securities exchange on which the Company’s Common Stock is listed or traded, (ii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the principal securities exchange on which the Company’s Common Stock is listed or traded, or (iii) if not so reported, as otherwise determined by the Committee in the good faith exercise of its discretion in accordance with applicable law.  A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

15.                                 “Incentive Stock Option” or “ISO” means a right to purchase the Company’s Common Stock, which is intended to comply with the terms and conditions for an incentive stock option, set forth in Section 422 of the Code.

16.                                 “Non-Qualified Stock Option” means a stock option right to purchase the Company’s Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code.

17.                                 “Normal Retirement” means cessation of employment with the Company after attaining the age of 65 and completing at least five years of continuous service with the Company.

18.                                 “Option Document” has the meaning set forth in the first paragraph of Article III.

19.                                 “Parent” means Harleysville Mutual Insurance Company.

20.                                 “Participant” means those eligible officers and other employees of the Company who receive Awards under the Plan.

21.                                 “Performance Goals” means specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; or premium volume.  Other financial or operating goals may also be used as determined by the Committee.  Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof, as determined by the Committee.

22.                                 “Performance Period” means the period of time designated by the Committee, for which Performance Goals are measured for Restricted Stock Awards.

23.                                 “Plan” means this amended and restated Equity Incentive Plan.

24.                                 “Record Date” means the date selected by the Company to determine and calculate dividend payments.

25.                                 “Restricted Stock” means an Award of shares of Common Stock subject to forfeiture restrictions described in Article V.

26.                                 “Restricted Stock Unit” means the Awards described in Article VI.

27.                                 “Retirement” means Normal Retirement or Early Retirement.

28.                                 “SEC” means the Securities and Exchange Commission.

29.                                 “Securities Act” means the Securities Act of 1933, as amended.

30.                                 “Stock Appreciation Rights” means the Awards described in Article IV.

31.                                 “Stock Option” means a Non-Qualified Stock Option and an Incentive Stock Option.

32.                                 “Subsidiaries” means the subsidiaries (as defined in Section 424 of the Code) of the Company or the Parent.

33.                                 “Termination of Employment” means a cessation of the Participant’s employment with the Company for any reason other than Retirement, death or Disability.

II.            PLAN ADMINISTRATION

A.                                   Administration:  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

1.                                       to interpret the Plan;

2.                                       to determine the employees to whom Awards should be made under the Plan;

3.                                       to determine the type of Awards to be made and the amount, size and terms of each such Award;

4.                                       to determine the time when the Awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

5.                                       to prescribe, amend and rescind rules and regulations relating to the Plan; and

6.                                       to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange on which the Common Stock is then listed or traded.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan.  The Secretary of the Company shall be authorized to take such action of a ministerial nature, including the preparation of Award documents provided to Participants, as shall be necessary to effectuate the intent and purposes hereof at the direction of the Committee.

B.                                     Eligibility:  Persons eligible to receive Awards under the Plan shall be those officers and other employees of the Company, the Subsidiaries and the Parent as determined by the Committee.  Directors of the Company or the Parent who

are not otherwise officers or employees of the Company, a Subsidiary or the Parent are not eligible to participate in this Plan.

C.                                     MAXIMUM NUMBER OF SHARES AVAILABLE:  Subject to adjustment as specified in Section II.(E) below, the aggregate number of shares of Common Stock that may be issued under the Plan is 3,000,000 shares, plus the number of shares that were registered on a Form S-8 Registration Statement relating to the predecessors to this Plan prior to 1997, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.  If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of shares of Common Stock not purchased under such Award shall again be available for the purposes of the Plan.  Notwithstanding anything to the contrary in this Section II.(C), (i) should the exercise price of a Stock Option be paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Stock Option or Award.

D.                                    Maximum Shares Awarded:  Subject to adjustment as specified in Section II.(E) below, no one Participant shall receive Awards for more than 200,000 shares of Common Stock during any one calendar year under the Plan.

E.                                      Adjustments:  In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of shares subject to outstanding Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of shares subject to any Award shall be rounded down to the nearest whole number so that the number of shares subject to any Award shall always be a whole number.  In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

F.                                      Rights Upon a Change In Control:  In the event of a consummation of a Change in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options and Stock Appreciation Rights shall become exercisable immediately, except that no Incentive Stock Option may be exercised prior to six months following the Date of Grant thereof, and all previously issued shares of Restricted Stock and Restricted Stock Units shall have all forfeiture restrictions lapse immediately regardless of whether the applicable Restriction Period has expired or whether the applicable Performance Goals have been met.

III.           Stock Options

All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document (“Option Document”) and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.  For the avoidance of doubt, the Committee has the authority to revise any of the terms set forth in this Plan with respect to a Stock Option Award except for those terms required by law.

A.                                   Type of Option: Each Option Document shall identify the option presented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

B.                                     Price:  The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant and, in no event, less than the par value of the Common Stock.

C.                                     Exercise Term and Vesting:  The Committee shall establish the vesting schedule for each Stock Option in the Option Document; provided, that, except as provided in Section III.(F) below, or as varied in the Option Document, the standard vesting schedule for each Stock Option Award shall be 33 1/3% exercisable on and after the first anniversary of the Date of Grant, 33 1/3% on and after the second anniversary of the Date of Grant, and the remaining 33 1/3% shall be exercisable on and after the third anniversary of the Date of Grant, in each case until the end of the term of the Stock Option; provided, further, that the number of shares vesting in each year shall be adjusted, as necessary, so that only a whole number of shares shall vest each year.  The Committee has the power to accelerate the vesting schedule of any outstanding Stock Option Award, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.  All Stock Options shall expire as of 5:00 p.m. on the tenth anniversary of the Date of Grant unless the Committee provides otherwise in the Option Document; provided, that the term of an Incentive Stock Option shall not be longer than ten (10) years.

D.                                    EXERCISE PROCEDURES:  A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full exercise price for the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

E.                                      PAYMENT:  The exercise price of a vested Stock Option, or portion thereof, may be paid:

1.                                       by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

2.                                       through the delivery of shares of the Company’s Common Stock owned by the Participant, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the exercise price; or

3.                                       by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

4.                                       by a combination of 1, 2 and 3 above.

In the event a Participant delivers already-owned shares of the Company’s Common Stock, at the Participant’s option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option.  Such shares shall be valued at their Fair Market Value pursuant to Section III.(E)(2) above.

If payment is made under Section III.(E)(3) of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Participant, if any, (“Designated Broker”) in lieu of delivery to the Participant.  Such instructions must designate the account into which the shares are to be deposited.

F.                                      RIGHTS UPON TERMINATION OF EMPLOYMENT:

1.                                       Unless otherwise provided in the Option Document, in the event of a Participant’s Termination of Employment, all unvested Stock Options shall expire and be terminated on the date of termination, and the Participant shall have thirty (30) days to exercise all Stock Options that are vested and exercisable as of the date of termination unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the vested Stock Options.  If the Participant does not exercise such vested Stock Options in such 30-day period, the vested Stock Options shall automatically expire and be terminated.

2.                                       Unless otherwise provided in the Option Document, in the event that a Participant ceases employment due to Retirement, death or Disability, prior to the expiration of the term of his or her outstanding Stock Option Awards, all Non-Qualified Stock Options, and all Incentive Stock Options that have been held for at least six months, shall immediately become vested and exercisable, and the Participant or his or her successor shall have the right to exercise such vested Stock Options for a period of the shorter of (i) the remaining term of any Stock Option or (ii) one year after cessation of employment due to death or Disability and two years after cessation of employment due to Retirement, or one year from the Participant’s date of death, whichever occurs first, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, a Participant who ceases employment due to Retirement after attaining the age of 62 with at least five years of continuous service may exercise vested Non-Qualified Stock Options, during the five  year period after Retirement (or the remaining term of such Non-Qualified Stock Option, if shorter); and provided, further, that ISO tax treatment shall be available only as permitted under the Code.

G.                                     RESTRICTIONS UPON TRANSFER:  Unless otherwise directed by the Committee, each Option Document for Incentive Stock Options shall prohibit any transfer thereof, except by will or by laws of descent and distribution, and for Non-Qualified Stock Options shall provide that no Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(G) shall not prevent (with Committee approval) transfers to the Participant’s spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution.  If such a transfer is made, the employee may not receive any consideration therefor, and the Stock Option will continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before transfer.

H.                                    INCENTIVE STOCK OPTIONS:  An Incentive Stock Option shall be subject to the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code):

1.                                       The period or periods of time within which the Incentive Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee; provided that no Incentive Stock Option shall be exercisable prior to six months nor after ten years from the Date of Grant thereof.  The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate;

2.                                       The aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

3.                                       No Incentive Stock Option shall be granted to any employee if at the time the Stock Option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, unless at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant and such Stock Option by its terms is not exercisable after the expiration of five years from the Date of Grant;

4.                                       No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(H)(4) shall not prevent transfers by will or by the laws of descent and distribution.  During the lifetime of the Participant, the Incentive Stock Option is exercisable only by the Participant; and

5.                                       Notwithstanding any authority otherwise granted to the Committee hereunder, no Incentive Stock Options may be granted after the expiration of ten years from the Plan’s Effective Date.

IV.           STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted in connection, in the discretion of the Committee, with a contemporaneously granted Stock Option and shall be subject to the following terms and conditions that shall be set forth in the Option Document which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.

A.                                   GRANT OF RIGHTS:  Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price, which shall not be less than 100 percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Rights.

B.                                     TERM:  The period or periods of time within which the Stock Appreciation Rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option.  The Committee shall have the power to permit an acceleration of previously established exercise terms, co-extensive with similar changes to the contemporaneously granted Stock Option, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

C.                                     LIMITS ON STOCK APPRECIATION RIGHTS:

1.                                       Stock Appreciation Rights shall be paid only upon exercise of all or a portion of the co-extensive Stock Option and then only in respect to the number of shares then being purchased.

2.                                       Stock Appreciation Rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

3.                                       No Stock Appreciation Rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section IV.(C)(3) shall not prevent transfers to the Participant’s spouse, children, grandchildren, parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, further, that Stock Appreciation Rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Section III.(H)(4).

D.                                    Payment:  Payments upon exercise of Stock Appreciation Rights shall be paid in cash, less any withholding tax required to be withheld, and may be applied to the payment of the contemporaneous Stock Option exercise price.

V.            Restricted Stock Awards

Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Document”) and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.                                   Price:  Restricted Stock may be awarded to a Participant free of any purchase price or for such purchase price as is established by the Committee in the Award Document.

B.                                     Restriction Period:  Restricted Stock awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Document (“Restriction Period”).  A Restriction Period will generally be from three to five years; provided, however, that the Committee in its sole discretion may establish other time periods. The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock awarded to a Participant.

C.                                     Restriction Upon Transfer: During the Restriction Period applicable to any Restricted Stock Award, no right or interest of the Participant in such Restricted Stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.  Notwithstanding the foregoing and except as otherwise provided in this Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

D.                                    Performance Goals:  The lapse of restrictions on a Restricted Stock Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code.  Such Performance Goals shall be established within the period of time required by Code Section 162(m).  In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set.  The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid.  Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals.  In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

E.                                      Certificates:  Each certificate issued in respect of Restricted Stock awarded to a Participant shall be deposited with the Company or its designee and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and a related Award Document between the Participant and the Company.  Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Document, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

F.                                      Lapse of Restrictions:  The Award Document shall specify the terms and conditions upon which any restrictions upon Restricted Stock awarded under the Plan shall lapse, as determined by the Committee.  Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

If established in the Award Document, a Participant may surrender already owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the lapse of restrictions of a Restricted Stock Award in order to pay any withholding tax required to be collected upon lapse of restrictions.  Such shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

Unless otherwise provided in the Award Document, in the event of a Participant’s cessation of employment due to death or Disability, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

In the event of a Participant’s cessation of employment due to Normal Retirement, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

In the event of a Participant’s cessation of employment due to Early Retirement, restrictions upon Restricted Stock awarded under this Plan shall lapse for that proportion of shares, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the Restriction Period, and that number of shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

The Committee shall have the power to permit an acceleration of previously established Restriction Periods or other forfeiture requirements, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

G.                                     Termination Prior to Lapse of Restrictions:  In the event of a Participant’s Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding Section V.(E), all Restricted Stock as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares of Restricted Stock or any certificate representing such shares of Restricted Stock.

VI.           Restricted Stock Unit Awards

Restricted Stock Unit Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Commitment”) and which may provide for such terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.                                   Restriction Period:  Restricted Stock Units awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Commitment

                                                (“Restriction Period”).  The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock Units awarded to a Participant.

B.                                     Performance Goals:  The lapse of restrictions on a Restricted Stock Units Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code.  Such Performance Goals shall be established within the period of time required by Code Section 162(m).  In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set.  The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid.  Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals.  In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

C.                                     Vesting:  The amounts credited with respect to each Restricted Stock Unit shall become vested on the lapse of the Restriction Period as set forth in the applicable Award Commitment at the Date of Grant.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Normal Retirement, the Participant shall become fully vested in his or her Restricted Stock Units.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Early Retirement, the Participant shall vest in that proportion of the Restricted Stock Unit Award, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the vesting period.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to death or Disability, the Participant shall become fully vested in his or her Restricted Stock Units.

Notwithstanding any of the foregoing, a Participant who is eligible to defer compensation pursuant to the Company’s Non-Qualified Deferred Compensation Plan may defer the receipt of shares under any Restricted Stock Unit Award prior to vesting, as long as such deferral is made in accordance with the provisions of such Non-Qualified Deferred Compensation Plan.

D.                                    Account:  The Company shall maintain in its records an account for each Participant who has been granted Restricted Stock Units, to which shall be credited such number of Restricted Stock Units as is specified in the Award.

                                                Each Restricted Stock Unit shall, upon vesting, be equal to one share of Common Stock.

E.                                      Dividend Equivalents:  Unless the Award Commitment provides otherwise, as soon as practicable following each date that occurs between the Date of Grant of a Restricted Stock Unit and the date of forfeiture of the Award on which the Company pays a regular cash dividend on its Common Stock (the “Dividend Distribution Date”), each Participant will be paid an amount in cash equal to the product of the number of Restricted Stock Units credited to his or her Account on the Record Date for such dividend and the per share dividend payable on such Dividend Distribution Date, if any.

F.                                      Time and Method of Payment:  Payments shall be made at such time on the date or dates determined for the vesting of any Restricted Stock Unit Award and set forth in the applicable Award Commitment at the Date of Grant.  Unless the Award Commitment provides otherwise, any payment which may become due from the Company under the Award Commitment shall be payable in Common Stock.

G.                                     Forfeiture:  Unless the Award Commitment provides otherwise, in the event of a Participant’s Termination of Employment prior to the full vesting of the Restricted Stock Units as determined pursuant to the provisions of Section VI.(C), all Restricted Stock Units that are not vested shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares or certificates.

H.                                    Nature of restricted stock units.  Restricted Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid to Participants who receive such Awards as provided in this Plan.  Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind.  All amounts at any time attributable to the Restricted Stock Units shall be and remain the sole property of the Company, until payment, and each applicable Participant’s rights hereunder are limited to the right to receive cash and shares of Common Stock upon the vesting of any such Award as provided in this Plan and the Award Commitment.

VII.         Miscellaneous Provisions

A.                                   Amendment, Suspension and Termination of Plan:  The Committee or the Board may, at any time, amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section VII.(B) or amend any Award previously granted, prospectively or retroactively (subject to Article II); provided, however, that, (i) unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant; (ii) except as otherwise provided in Section III.(E) hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.

B.                                     Government and Other Regulations:  The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

1.                                       If the Common Stock is listed on a national securities exchange or The NASDAQ Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The NASDAQ Stock Market.  The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until such listing has been effected.

2.                                       If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

3.                                       Upon termination of any period of suspension under this Section VII.(B), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option or Stock Appreciation Right.

C.                                     Other Compensation Plans and Programs:  The Plan shall not be deemed to preclude the implementation by the Company, Parent or any Subsidiary of other compensation plans or programs which may be in effect from time to time.  Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company, Parent or any Subsidiary.  Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or any Subsidiary unless specifically provided.

D.                                    Withholding Taxes:  The Company shall have the right to require a payment from a Participant to cover applicable withholding for any federal, state or local taxes.  The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

E.                                      Single or Multiple Documents:  Multiple forms of Awards or combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

F.                                      CERTIFICATES:  Whenever the Plan provides for issuance of a stock certificate(s) to reflect the issuance of shares of Common Stock, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

G.                                     Construction of Plan: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the State of Delaware.

H.                                    Pronouns, Singular and Plural:  The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

I.                                         Limitation of Rights:

1.                                       No Right to Continue as an Employee:  Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

2.                                       No Stockholder’s Rights for Stock Options:  A Participant shall have no rights as a stockholder with respect to the shares covered by Stock Options granted hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

3.                                       Rights as a Shareholder:  A recipient of a Restricted Stock Unit shall have no rights as a stockholder with respect to the Restricted Stock Units granted hereunder until the date of the issuance of stock in book entry or certificate form to the Participant to the extent described in the terms of the Award Commitment.

J.                                        Plan Effective Date and Termination.  This Plan shall be deemed effective on the day the Board approves this Plan, as amended and restated, subject to the approval by the stockholders of the Company (the “Effective Date”).  Any Award made between the date of Board approval and the date of stockholder approval shall not be deemed fully approved until the Plan is approved by the stockholders, and if the Plan is not so approved, shall Award(s) shall be null and void.  Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Common Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

K.                                    Successors.  Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Appendix “B”

HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN

1.             Purpose.  Harleysville Group Inc. (the “Company”) has established the Plan to further its long-term financial success by providing a mechanism to make equity-based awards to Non-Employee Directors of the Company and of its Parent, whereby such Non-Employee Directors can share in achieving and sustaining such success.  The Plan also provides a means to attract and retain the Non-Employee Directors needed to achieve the Company’s and the Parent’s long-term growth and profitability objectives.

2.             Definitions.  When used in this Plan, the following defined terms shall have the following meanings:

“Annual Meeting” means the annual meeting of stockholders for the election of Director, generally held in April of each year.

“Annual Board Meeting” means the meeting of the Board of Directors held in conjunction with the Annual Meeting of each year.

“Award(s)” means Stock Options, Deferred Stock Units and Restricted Stock granted or awarded under this Plan.

“Change in Control” shall be deemed to have occurred:

(a)           if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this definition; (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the “Parent Control Period”), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

(b)           if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Company Voting Securities; or

(c)           upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case,  immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of

Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)           Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Company Voting Securities; or

(e)           upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

(f)            any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

(g)           the Company or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in this Plan to a Code Section shall mean and refer to such Section or any successor thereto as may be in effect from time to time and the regulations promulgated thereunder.

“Committee” means the Compensation & Personnel Development Committee of the Board of the Company or any other committee selected by the Board meeting the applicable requirements of the SEC and the NASDAQ corporate governance standards.

“Common Stock” means the common stock of the Company, par value $1 per share.

“Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

“Date of Grant” means the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

“Deferred Stock Unit” means an Award under this Plan of a right to receive one Share per unit, as further described in Section 6.

“Directors’ Standard Deferred Compensation Plan” means the Company’s Directors’ Standard Deferred Compensation Plan, which allows Non-Employee Directors to defer some or all of their director fees and equity awards.

“Dividend Reinvestment and Stock Purchase Plan” means the Harleysville Group Inc. Dividend Reinvestment and Stock Purchase Plan under which eligible Non-Employee Directors may reinvest dividends and dividend equivalents to purchase Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, with respect to Awards made hereunder, (i) the closing sale price of a Share of Common Stock on such date on the principal securities exchange on which the Company’s Common Stock is listed or traded, (ii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the principal securities exchange on which the Company’s Common Stock is listed or traded, or (iii) if not so reported, as otherwise determined by the Committee in the good faith exercise of its discretion in accordance with applicable law.  A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

“Non-Employee Director” means a member of the Company’s Board of Directors or a member of the Parent’s Board of Directors, who is not an employee of the Company or the Parent or any subsidiary of either the Company or the Parent.

“Parent” means Harleysville Mutual Insurance Company.

“Plan” means this Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan.

“Restricted Stock” means an award of Shares subject to restrictions, as further described in Section 7 of this Plan.

“SEC” means the Securities and Exchange Commission.

“Share” means a share of Common Stock.

“Stock Option(s)” means a stock option right to purchase Shares of the Company’s Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code.

“Termination of Service” means the termination of an individual’s status as a Non-Employee Director for any reason whatever, whether voluntarily or involuntarily, including disability or death of the Non-Employee Director.

3.             Plan Administration.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

(a)           to interpret the Plan;

(b)           to determine the Non-Employee Directors to whom Awards should be made under the Plan;

(c)           to determine the type of Awards to be made and the amount, size and terms of each such Award;

(d)           to determine the time when the Awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

(e)           to prescribe, amend and rescind rules and regulations relating to the Plan; and

(f)            to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange on which the Common Stock is then listed or traded.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, the Non-Employee Directors, and any persons having any interest under the Plan.  The Secretary of the Company shall be authorized to take such action of a ministerial nature, including the preparation of Award documents provided to Non-Employee Directors, as shall be necessary to effectuate the intent and purposes hereof at the direction of the Committee.

4.             Shares Available; Adjustments.

(a)           Shares Available.  Subject to adjustment as specified in Section 4(b) below, the aggregate number of Shares that may be issued under the Plan is 500,000 Shares, which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.  If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of Shares not purchased under such Award shall again be available for the purposes of the Plan.  Notwithstanding anything to the contrary in this Section 4(a), (i) should the exercise price of a Stock Option be paid with Shares or by reducing the number of Shares issuable upon such exercise, or (ii) should Shares otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of Shares issued to the holder of such Stock Option or Award.

(b)           Adjustments.  In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the maximum aggregate number of Shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of Shares subject to outstanding Stock Options, and the number of Shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of Shares subject to any Award shall be rounded down to the nearest whole number so that the number of Shares subject to any Award shall always be a whole number.  In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

(c)           Rights Upon a Change in Control.  In the event of a consummation of a Change in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options shall become exercisable immediately, and all previously issued Deferred Stock Units and Restricted Stock shall have all forfeiture restrictions lapse immediately regardless of whether the applicable deferral period or Restriction Period has expired.

5.             Stock Options.  All Stock Options granted to Non-Employee Directors under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document (“Option Document”) and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.  For the avoidance of doubt, the Committee has the authority to revise any of the terms set forth in this Plan with respect to a Stock Option Award except for those terms required by law.

(a)           Price.  The exercise price per Share for each Stock Option Award shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the Date of Grant and, in no event, less than the par value of the Common Stock.

(b)           Exercise Term and Vesting.  The Committee shall establish the vesting schedule for each Stock Option in the Option Document; provided, that, except as provided in Section 5(e) below, or as varied in the Option Document, the standard vesting schedule for each Stock Option Award shall be 33 1/3% exercisable on and after the first anniversary of the Date of Grant, 33 1/3% on and after the second anniversary of the Date of Grant, and the remaining 33 1/3% shall be exercisable on and after the third anniversary of the Date of Grant, in each case until the end of the term of the Stock Option; provided, further, that the number of Shares vesting in each year shall be adjusted, as necessary, so that only a whole number of Shares shall vest each year.  The Committee has the power to accelerate the vesting schedule of any outstanding Stock Option Award, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.  All Stock Options shall expire as of 5:00 p.m. on the tenth anniversary of the Date of Grant unless the Committee provides otherwise in the Option Document.

(c)           Exercise Procedures.  A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full exercise price for the Shares being purchased, as well as payment of all withholding taxes due thereon, if any.

(d)           Payment.  The exercise price of a vested Stock Option, or portion thereof, may be paid:

(i)            by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

(ii)           through the delivery of Shares of the Company’s Common Stock owned by the Non-Employee Director, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the exercise price; or

(iii)          by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

(iv)          by a combination of (i), (ii) and (iii) above.

In the event a Non-Employee Director delivers already-owned Shares of the Company’s Common Stock, at the Non-Employee Director’s option, the Non-Employee Director may provide an executed attestation of ownership in lieu of actual delivery of Shares.

Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Non-Employee Director may surrender already-owned Shares of the Company’s Common Stock or forego delivery of Shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Stock Option.  Such Shares shall be valued at their Fair Market Value pursuant to Section 5(d)(ii) above.

If payment is made under Section 5(d)(iii) of the Plan, the written exercise notice may instruct the Company to deliver Shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Non-Employee Director, if any, (“Designated Broker”) in lieu of delivery to the Non-Employee Director.  Such instructions must designate the account into which the Shares are to be deposited.

(e)           Rights upon Termination of Service.

(i)            Unless different provisions are made in the Option Document, in the event of a Non-Employee Director’s Termination of Service, all unvested Stock Options shall expire and be terminated on the date of termination, and the Non-Employee Director shall have one hundred and eighty (180) days to exercise all Stock Options that are vested and exercisable as of the date of termination unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the vested Stock Options.  If the Non-Employee Director does not exercise such vested Stock Options in such 180-day period, the vested Stock Options shall automatically expire and be terminated.

(ii)           In the event of a Non-Employee Director’s Termination of Service due to death, prior to the expiration of the term of his or her outstanding Stock Option Awards, all Stock Options shall immediately become vested and exercisable, and the Non-Employee Director’s estate or personal representative shall have the right to exercise such vested Stock Options for a period of the shorter of (i) the remaining term of any Stock Option or (ii) one year after Termination of Service, subject to such terms and conditions, as may be specified by the Committee.

(f)            Restrictions upon Transfer.  Unless otherwise directed by the Committee, each Option Document shall provide that no Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Non-Employee Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5(f) shall not prevent (with Committee approval) transfers to the Non-Employee Director’s spouse, children, grandchildren, parents or a trust established for any of them or the Non-Employee Director, or by will or the laws of descent and distribution.  If such a transfer is made, the Non-Employee Director may not receive any consideration therefor, and the Stock Option will continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before transfer.

6.             Deferred Stock Units.

(a)           Automatic Awards.  Beginning with the Annual Meeting to be held in April 2007, each individual who is serving as Non-Employee Director at the time of an Annual Board Meeting, and will be continuing to serve in such capacity after such Annual Board Meeting, shall automatically receive a number of Deferred Stock Units equal to the result of dividing (i) $50,000 by (ii) the Fair Market Value of a Share as of the day before the date of the Annual Board Meeting for that year.  These automatic Awards will be made in connection with each Annual Meeting until this provision is amended or removed by the Committee or the Board.  Each such automatic Deferred Stock Unit Award shall entitle the Non-Employee Director to receive, upon Termination of Service or upon the Non-Employee Director’s death, the number of Shares equal to the number of Deferred Stock Units, unless the Non-Employee Director has elected in writing to the Company, prior to the date of Termination of Service, to defer receipt of the Shares in accordance with the Directors’ Standard Deferred Compensation Plan.  The provisions of this Section 6(a) specifically supersede and replace the provisions of this Plan, prior to its amendment and restatement in calendar year 2007 with respect to Deferred Stock Units to be awarded in 2007, 2008 and 2009.

(b)           Other Deferred Stock Awards.  The Committee shall have the authority, in its discretion, to make additional Deferred Stock Unit Awards to Non-Employee Directors in accordance with the provisions of this Plan.  Such Awards shall have the vesting schedule and other terms as set forth in the Award Commitment for such Award.

(c)           Provisions Applicable to all Deferred Stock Unit Awards.

(i)            Each award of Deferred Stock Units under the Plan shall be evidenced by a written document (the “Award Commitment”) which shall indicate (1) the number of Deferred Stock Units granted to the Non-Employee Director; (2) the Date of Grant; and (3) any other terms and conditions the Committee deems necessary or appropriate.  All Deferred Stock Unit Awards shall be subject to the terms of this Plan and the Award Commitment.

(ii)           Whenever the Company pays cash dividends with respect to its outstanding Shares, a Non-Employee Director shall receive an amount equal to all or any portion of the dividends that would be paid on Shares equal to the number of his or her Deferred Stock Units (“dividend equivalents”), unless the Non-Employee Director has elected, in writing, prior to such payment, to defer receipt of the dividend equivalents pursuant to the Directors’ Standard Deferred Compensation Plan or has elected to use the dividend equivalents to purchase Common Stock pursuant to the Dividend Reinvestment and Stock Purchase Plan.

(iii)          The receipt of Shares under any Deferred Stock Unit Awards may be deferred by a Non-Employee Director prior to vesting as long as such deferral is made in accordance with the provisions of the Directors’ Standard Deferred Compensation Plan.

(iv)          A Deferred Stock Unit shall not be transferable otherwise than by will or the laws of intestate distribution.  Except for such transfers, Deferred Stock Units and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a Deferred Stock Unit, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such Deferred Stock Unit and the rights and privileges conferred hereby shall immediately terminate.

(v)           A Non-Employee Director granted a Deferred Stock Unit under this Plan shall have only the rights of a general unsecured creditor of the Company until such Non-Employee Director receives Shares equal to the number of his or her Deferred Stock Units pursuant to this Section 6.  A Non-Employee Director shall have no voting rights with respect to any Shares issuable pursuant to Deferred Stock Units until the date on which a certificate representing such Shares is issued.

7.             Restricted Stock Awards.  Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Non-Employee Director (“Award Document”) and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

(a)           Price.  Restricted Stock may be awarded to a Non-Employee Director free of any purchase price or for such purchase price as is established by the Committee in the Award Document.

(b)           Restriction Period.  Restricted Stock awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, and substantial risks of forfeiture as shall be determined by the Committee and set forth in the Award Document (“Restriction Period”).  A Restriction Period will generally be from three to six years; provided, however, that the Committee in its sole discretion may establish other time periods. The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock awarded to a Non-Employee Director.

(c)           Restriction Upon Transfer.  During the Restriction Period applicable to any Restricted Stock Award, no right or interest of the Non-Employee Director in such Restricted Stock nor any interest or right therein (including the right to vote such Shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Non-Employee Director or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.  Notwithstanding the foregoing and except as otherwise provided in this Plan, the Non-Employee Director shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

(d)           Certificates.  Each certificate issued in respect of Restricted Stock awarded to a Non-Employee Director shall be deposited with the Company or its designee and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan and a related Award Document between the Non-Employee Director and the Company.  Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Document, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

(e)           Lapse of Restrictions.  The Award Document shall specify the terms and conditions upon which any restrictions upon Restricted Stock awarded under the Plan shall lapse, as determined by the Committee.  Upon the lapse of such restrictions, Shares of Common Stock free of the restrictive legend shall be issued to the Non-Employee Director or his or her legal representative.

If established in the Award Document, a Non-Employee Director may surrender already owned Shares of the Company’s Common Stock or forego delivery of Shares due as a result of the lapse of restrictions of a Restricted Stock Award in order to pay any withholding tax required to be collected upon lapse of restrictions.  Such Shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

In the event of a Non-Employee Director’s Termination of Service due to death, all restrictions upon Restricted Stock awarded under this Plan shall lapse and Shares of Common Stock free of the restrictive legend shall be issued to the Non-Employee Director or his or her legal representative.

(f)            Termination Prior to Lapse of Restrictions.  In the event of a Non-Employee Director’s Termination of Service prior to the lapse of restrictions as determined pursuant to the provisions of the Section 7(e) above, all Restricted Stock as to which there still remains unlapsed restrictions shall be forfeited by such Non-Employee Director to the Company without payment of any consideration by the Company, and neither the Non-Employee Director nor any successors, heirs, assigns, or personal representatives of such Non-Employee Director shall thereafter have any further rights or interest in such Shares of Restricted Stock or any certificate representing such Shares of Restricted Stock.

The Committee shall have the power to permit an acceleration of previously established Restriction Periods or other forfeiture requirements, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

8.             Miscellaneous Provisions.

(a)           Amendment, Suspension and Termination of Plan.  The Committee or the Board may, at any time, amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8(b) or amend any Award previously granted, prospectively or retroactively (subject to Section 4); provided, however, that, (i) unless otherwise required by law, the rights of a Non-Employee Director with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Non-Employee Director; (ii) except as otherwise provided in Section 4(b) hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Non-Employee Director, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.

(b)           Government and Other Regulations.  The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

(i)            If the Common Stock is listed on a national securities exchange or The NASDAQ Stock Market, the issuance of any Shares of Common Stock pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or The NASDAQ Stock Market.  The Company shall have no obligation to issue any Shares of Common Stock unless and until such Shares are so listed, and the right to exercise any Stock Option or vest in any Deferred Stock Unit shall be suspended until such listing has been effected.

(ii)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Awards, and the right to exercise any Stock Option or vest in any Deferred Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(iii)          Upon termination of any period of suspension under this Section 8(b), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

(c)           Other Compensation Plans:  The Plan shall not be deemed to preclude the implementation by the Company or the Parent of other compensation plan for Non-Employee Directors which may be in effect from time to time.  Participation in this Plan shall not affect a Non-Employee Directors’ eligibility to participate in any other compensation plan of the Company or the Parent.  Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or the Parent, unless specifically provided.

(d)           Withholding Taxes.  The Company shall have the right to deduct or withhold, or require a holder of an Award to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

(e)           Certificates.  Whenever the Plan provides for issuance of a stock certificate(s) to reflect the issuance of Shares, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(f)            Construction of Plan.  The interpretation of this Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the State of Delaware.

(g)           Pronouns, Singular and Plural.  The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

(h)           Limitation of Rights.

(i)            No Right to Continue as a Non-Employee Director.  Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director of the Company or the Parent for any period of time.

(ii)           No Stockholder’s Rights.  Except with respect to Restricted Stock Awards, a Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by Awards granted or made hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

(i)            Plan Effective Date and Termination.  This Plan shall be deemed effective on the day the Board approves this Plan, as amended and restated, subject to the approval by the stockholders of the Company (the “Effective Date”).  Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares of Common Stock remains available for delivery under the Plan and the

Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

(j)            Successors.  Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

This proxy when properly signed will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the nominated directors, the approval of the two equity compensation plans, and the ratification of KPMG LLP as independent registered public accounting firm.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR all the nominees listed.	WITHHOLD AUTHORITY to vote for the nominees listed.				FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS A DIRECTORS	☐	☐		3.	APPROVAL OF AMENDED AND RESTATED	☐	☐	☐
	A vote FOR is recommended by the Board					DIRECTORS’ EQUITY COMPENSATION PLAN
	of Directors.					A vote FOR is recommended by the Board of Directors.
	(INSTRUCTION: To withhold authority to vote for any individual nominee,						FOR	AGAINST	ABSTAIN
	strike a line through the nominee’s name below.)				4.	RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
	01 G. Lawrence Buhl					A vote FOR is recommended by the Board of Directors.
	02 William E. Storts
		FOR	AGAINST	ABSTAIN	5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
2.	APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN	☐	☐	☐		SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF
	A vote FOR is recommended by the Board of Directors.

Signature	Signature	Date

This proxy should be dated, signed by the stockholder exactly as his or her name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

^ FOLD AND DETACH HERE ^

ANNUAL MEETING
OF
HARLEYSVILLE GROUP INC. STOCKHOLDERS

Wednesday, April 25, 2007
10:30 A.M.
355 Maple Ave.
Harleysville, PA 19438

YOUR VOTE IS IMPORTANT!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

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PROXY
HARLEYSVILLE GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Arthur E. Chandler, Robert A. Kauffman, and Kevin J. McArdle, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 25, 2007, at 10:30 A.M., local time, and at any adjournment thereof, as follows:

(Continued, and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^